Exhibit 10.13






                       LEASE CONTRACT


                           BETWEEN


                     THE NEW YORK STATE


                DEPARTMENT OF TRANSPORTATION


                             AND



                THE EDGEWATER STEWART COMPANY
















February 26, 1988
















                       C 0 N T E N T S



 Article Page

 Introduction 1
 1    Term    3
 2    Leased Premises   4
 3    Use of Leased Premises 6
 4    Rental  8
 5  Acceptance, Care, Maintenance,
    Improvements and Repair  11
 6  Additional Obligations of Lessee   17
 7  Ingress and Egress  21
 8  Insurance, Damage or Destruction   23
 9  Liabilities and Indemnities   29
 10 Leasehold Mortgages 32
 11 Assignment and Sublease  49
 12 Condemnation   54
 13 Non-Discrimination  59
 14 Governmental Requirements     61
 15 Rights of Entry Reserved 63
 16 Additional Rents and Charges  66
 17 Termination by the Department 68
 18 Surrender and Right of Re-Entry    71
 19 Services to Lessee  72
 20 Survival of the Obligations of the Lessee    74
 21 Use Subsequent to Cancellation or Termination     76
 22 Notices   77

Article
Page
23                          Holding                       Over
79
24                       Invalid                    Provisions
80
25   Miscellaneous Provisions:

    Remedies to be Nonexclusive   81
    Non-Waiver of Rights     81
    Force Majeure  81
    Non-liability of Individuals  82
    Quiet Enjoyment     82
    Estoppel Certificate     82
    Short Form of Lease 83
    General Provisions  83
 26 Supplementary Provisions 85
 27 Entire Agreement    87

 AA Disbursement of Deposited Moneys   AA-1









                       LEASE AGREEMENT

     This Agreement of Lease, made and entered into this, day of February, 1988, by and between: THE STATE OF NEW YORK ACTING BY AND THROUGH its DEPARTMENT OF TRANSPORTATION, having offices at 1220 Washington Avenue, Albany, New York 12232, hereinafter referred to as the "Department and THE EDGEWATER STEWART COMPANY, a New York general partnership, having an office at The Hilton Tower, 465 South Salina Street, Syracuse, New York 13202-24-87, hereinafter referred to as the "Lessee". Lessee's Employer Identification Number is 16-1314192.

WITNESSETH THAT:

WHEREAS, the Department is the fee owner of the premises known as Stewart International Airport Industrial Park located in the Town of New Windsor, New York and presently comprising approximately 8,000 acres, and wherever "Park" is used in this Lease it shall be construed to mean the Industrial Park as it may be expanded from time to time; and

WHEREAS, Lockheed Air Terminal Inc. is the current Park Manager for the Department under an agreement dated April 1, 1983, and wherever "Department" is used herein it shall be construed to mean the New York State Department of Transportation or its Park Manager acting on its behalf; and

WHEREAS, the Department and the Lessee are mutually desirous of entering into a Lease for the development of a certain area in the Park; and

WHEREAS, the Department desires to further promote, accommodate and enhance the economic development of the Mid
Hudson Valley area through development at the Park and the Lessee desires to construct and lease a light industrial fabrication and distribution facility in the Park area; and

WHEREAS, the Department and the Lessee have reached an understanding in principle which envisions the Lessee's construction and use of an approximately 57,200 square foot light industrial fabrication and distribution facility, hereinafter the "Facility", and associated site improvements without cost to the Department on the Leased Premises.

NOW, THEREFORE, in consideration of the premises and of the rents, covenants and conditions herein contained, the Department does hereby lease to the Lessee the area of the Park described in Article 2 hereof (hereinafter referred to as "the Leased Premises"), during the term hereof for the term and pursuant to the conditions hereinafter set forth.












                          ARTICLE 1

                            TERM

1.1 The Initial Term of this Agreement shall be for a period of twenty-five (25) years and eight (8) months commencing on February 1, 1988, and expiring on September 30, 2013, unless sooner terminated in accordance with the provisions hereof.
1.2 The Lessee shall have an option to extend the term of this Agreement for seven (7) additional periods of five (5) years each, (the "Extended Terms") provided Lessee is not, at the time of its exercise of such option, in default of its obligations hereunder. In the event Lessee exercises said options it shall do so no later than one year prior to the expiration of the Initial Term or the then current Extended
Term. The terms and conditions during the Extended Terms shall be the same. The rent escalation shall continue throughout the Initial Term and Extended Terms as set forth in Article 4 hereof.
1.3 The Initial Term of this Agreement is subject to Lessee's right of termination as set forth in Section 5.1.3 hereof.


                          ARTICLE 2

                       LEASED PREMISES

2.1  The Leased Premises consist of:

2.1.1 A six and eight tenths (6.8) acre parcel of land on the Westerly portion of Lot 6 of the Park more particularly described and shown on Exhibit A attached hereto and made a part hereof.

2.1.2 All improvements now or hereafter constructed on the aforementioned land.

2.2. The Department warrants and represents that it has obtained by eminent domain or otherwise, fee title to the Leased Premises, free of any restriction or encumbrance which would prevent the construction of the improvements which Lessee is required hereunder to construct or which would prevent the use of such improvements as a light industrial fabrication and distribution facility.

2.3 The Department represents and warrants to Lessee that it has unencumbered title to the Leased Premises by virtue of the acquisition of certain parcels of land now a part of the Airport through the 1967 New York State Transportation Bond Issue and the provisions of Section 400 of the Transportation Law of the State of New York.

2.4 The Department agrees to provide Lessee immediate access to the Leased Premises and the surrounding environs during normal business hours for the purpose of site testing to determine its suitability for the proposed construction.

2.5 The Leased Premises is subject to the Department's perpetual easement, fifty feet in width, running in a Northerly direction along the Easterly boundary of the Leased Premises from Governor Drive to Lot-6-B.

2.6 Lessee shall have an option for the development of Lot 6-B, consisting of approximately three acres between the Leased Premises and the Park boundary along Interstate 84, for the sole purpose of expanding the Facility for a period of three years commencing August 1, 1988 and expiring July 31, 1991. To exercise its option, the Lessee shall be in compliance with all the terms and conditions of this Agreement and shall pay the Department a fee of $1,000 annually in advance therefor.

2.6.1. At the time Lessee exercises the option: (a) Lot 6-B shall merge into the Leased Premises and become a part thereof; (b) the perpetual easement set forth in
     Section 2.5 shall be extinguished, and; (c) the rent for Lot 6-B shall be at the same rate as for the Leased Premises at that time and shall escalate thereafter at the times and amounts as set forth in Article 4 hereof.


                          ARTICLE 3

                   USE OF LEASED PREMISES

3.1 The Lessee shall occupy and use the Leased Premises for the construction and leasing of light industrial fabrication and distribution facilities. Nothing herein shall be construed to prevent Lessee from using these Premises for any other lawful purposes consistent with the provisions of this Agreement and the Park's current Performance and Development Standards.

3.2 Lessee shall not use or allow the Leased Premises to be used for any unlawful purpose or in violation of any certificate of occupancy covering or affecting the use of the Leased Premises, or any part thereof, or for any use which, in law, constitutes a nuisance, public or private, or which voids or makes voidable any insurance then in force with respect thereto.

3.3 There is hereby reserved to the State of New York, its successors and assigns, for the use and benefit of the public, the right of flight of aircraft in the airspace above the surface of the Leased Premises herein conveyed. This public right of flight shall include the right to cause in said airspace, any noise inherent in the operation of any aircraft used in navigation enroute to or from, or taking off or landing at, or operating at Stewart International Airport, Newburgh, New York.

3.4 Nothing contained in this Agreement shall be construed to grant to the Lessee any additional rights in the airspace above the Leased Premises which would be in violation of Federal Aviation Administration rules, regulations or orders currently in force as subsequently promulgated.

3.5 Lessee's use of the Leased Premises is subject to the Department's easement described in Sections 2.5 and
     2.6.1 hereof.

3.6 Except for the exclusive right of the Lessee to possession of the Leased Premises, no exclusive rights in the Park are granted by this Agreement and no greater rights or privileges with respect to the use of the Leased Premises or any part thereof are granted or intended to be granted to the Lessee by this Agreement, or by any provision thereof, than the rights and privileges expressly and specifically granted hereby.

3.7  Lessee  agrees  that all water, mineral  and  any  other
     subsurface   rights  are  the  sole  property   of   the
     Department and Lessee shall not have any rights or rights of access thereto.


                          ARTICLE 4

                           RENTAL

4.1 For use and occupancy of the Leased Premises and privileges herein granted, the Lessee agrees to pay to the Department during the period commencing on October 1, 1988, and ending on September 30, 1993, an annual rental of thirty-four thousand six dollars, eighty cents ($34,006.80).

4.1.1 The annual rental payable hereunder shall be paid in equal monthly installments on the first day of each month in advance at the Office of the Park Manager or at such other office as may be directed in writing by the Department. The monthly installment for the first five years of the lease term through September 30, 1993 shall be two thousand eight hundred thirty-three dollars, ninety cents ($2,833.90).

4.1.2 Commencing October 1, 1993 and ending September 30, 1998, Lessee shall pay an annual rent of thirty-seven thousand three hundred ninety-three dollars, twenty cents ($37,393.20) plus a rent escalation on the Rent amount in Section 4.1 above as calculated in accordance with the provisions of Section 4.2 hereof.

4.2 Commencing on October 1, 1993 and on each fifth anniversary thereof during the remainder of the Initial Term, the annual rent payable hereunder shall be adjusted (subject to the provisions of 4.2.1 hereof) by multiplying the annual rent payable in the next preceding year of the Leased Term by a fraction, the numerator of which shall be the C.P.I. (as such term is hereinafter defined) published for the month of October of the year in which such adjustment is made and the denominator of which shall be the C.P.I. published for the month of September of the calendar year in which the last preceding such adjustment was made; provided, however that the denominator for first adjustment shall be the C.P.I. for the month of September, 1988. In no event shall the annual rental payable under this Section
     4.2 be less than the amount payable for the last adjusted period.

4.2.1 The term "C.P.I." as used herein shall mean the Consumer Price Index for all Urban Consumers, all items, Selected Large Cities, for the New York/Northeastern New Jersey Area as published by the Bureau of Labor Statistics of the United States Department of Labor, 1982-84 base equals 100, provided, however, that for the purpose of this Agreement, the escalation of the C.P.I. shall not exceed twenty-five percent (25%) in any five years during the Initial Term. In the event that the base year is changed, the C.P.I. shall be converted to the equivalent of the base year 1982-84 equals 100.

4.2.2 If the option for any Extended Term is exercised by the Lessee, then the Department shall, six months prior to the commencement of each of the Extended Terms, complete an appraisal of the land value of the Leased Premises. The appraisal will be performed by an appraiser selected by the Department. The appraiser shall be certified by the American Institute of Real Estate Appraisers (M.A.I.) and licensed to do business in the State of New York. The annual rent during the first Extended Term shall be ten percent (10%) of the appraised fair market value of the land, exclusive of the Facility and without regard to the fair market value of the Facility, but in no event less than the annual rental rate paid during the last five years of the Initial Term or during the then current Extended Term.

4.3 Promptly upon the execution of this Agreement, Lessee shall submit plans and specifications to the Department in accordance with the provisions of the Department's
     Construction Application and Appendix B hereof.

4.4 As additional rent, the Lessee shall construct, or cause to be constructed, the Facility at the Leased Premises generally in accordance with the Lessee's site plans SP-1 dated November 10, 1987 and revised February 3,
     1988 and SP-2 dated November 10, 1987 and revised February 9, 1988 as modified, supplemented or amended pursuant to the Department's review and approval process as set forth in Section 5.4 and Appendix B hereof (the "Initial Improvements"). A copy of that site plans are attached hereto as Exhibits B-1 and B-2, respectively, and made a part hereof.

4.5 The Facility shall be substantially completed on or before December 31, 1988. Construction of the facility must begin within ninety (90) days after approval of the Lessee's plans and specifications by the Department. If Lessee delays construction beyond that date, the Department may, in its sole discretion, terminate this Agreement by prompt written notice to Lessee.


ARTICLE 5

ACCEPTANCE, CARE, MAINTENANCE,IMPROVEMENTS AND REPAIR

5.1 Subject to the provisions of 2.4 hereof, and in reliance upon the representations of the Department set forth in this
    Section 5.1, Lessee warrants that it has inspected the Leased Premises and accepts possession of the Leased Premises "as
    is"   in  its  present  condition  and.acknowledges   its
    suitableness and sufficiency for the uses permitted hereunder. The Department represents to the Lessee that, to its knowledge, the Leased Premises is free of any adverse environmental conditions and no part of the Leased Premises lies in a flood hazard area or constitutes a fresh water wetland, nor is any part of the Leased Premises within 100 feet of a fresh water wetland. Except as may otherwise be provided for herein, the Department shall not be required to maintain nor to make any improvements, repairs or restoration upon or to the Leased Premises or to any of the improvements presently located thereon. The Department shall not have any obligation to repair, maintain or restore, during the term of this Agreement, any improvements placed upon the Leased Premises by the Lessee, its successors and assigns.

5.1.1      In  the  event the representations made in Section
     5.1 above are not accurate and hazardous material is found on or under the Leased Premises and such hazardous material existed prior to the date of Agreement, the Department accepts responsibility for performing, or causing to be performed by the Lessee and reimbursable to the Lessee by the Department, any and all clean-up efforts required by law.

5.1.2Alternatively, the Department agrees to offer to Lessee an alternate comparable site for the Facility, if one is available.

5.1.3 In the event the clean-up efforts cannot be performed, or it an alternate site is not available in a timely manner to meet Lessee's timetable for construction for Johnson Controls, then this Agreement shall be terminable upon written notice by either party to the other.

5.1.4 In the event Lessee discovers any hazardous material on the Leased Premises, it will promptly notify the Department in writing and comply with all directives by the Department.

5.1.5 The Department will facilitate environmental approvals as necessary or appropriate for the construction and operation of the project described herein. Lessee agrees to cooperate fully and promptly with the Department in providing it with any data, forms or other information required by the Department.

5.1.6 The Lessee's obligation under this Agreement is contingent upon the Leased Premises being free of any adverse environmental condition and Lessee's ability to obtain all necessary permits and approvals for the Facility and other improvements to be used by Johnson Controls, provided that Lessee pursues the obtaining of said permits and approvals with all due diligence.

5.1.7 Lessee shall be responsible for permits issued by involved agencies relative to industrial processes and operations.

5.2 The Lessee shall throughout the term of this Agreement assume the entire responsibility, cost and expense for all cleaning, repair and maintenance whatsoever on the Leased Premises and all improvements thereon in a good and workmanlike manner, whether such repair or maintenance be ordinary or extraordinary, structural or otherwise. Additionally, the Lessee, without limiting the generality hereof, shall:

5.2.1 Provide and maintain on the Leased Premises all obstruction lights and similar devices, and safety equipment required by law.

5.2.2 Take measures to prevent erosion, including but not limited to the planting and replanting of grasses with respect to all portions of the Leased Premises not paved or built upon, and in particular shall plant, maintain and replant any landscaped areas.

5.2.3 Be responsible for the maintenance and repair of all utility service lines placed on the Leased Premises and used by the Lessee exclusively, including, but not limited to, water lines, gas lines, electrical power and telephone conduits and lines, sanitary sewers and storm sewers provided however, that the Department shall be responsible for assuring the maintenance and repair of the road and utilities which it is obligated to install hereunder up to the boundary lines of the Leased Premises.

5.3 In the event the Lessee fails: (a) to commence to maintain, clean, repair, replace, rebuild or repaint within a period of thirty (30) days after written notice from the Department to do any maintenance or repair work required to be done under the provisions of this Agreement, including preventive maintenance within a period of ninety (90) days of the said written notice specifying that the work to be accomplished by the Lessee involves preventive maintenance only; (b) or to diligently continue to completion any repairs, replacement, rebuilding, painting or repainting as required under this Agreement; then, the Department may, at its option, and in addition to any other remedies which may be available to it, enter the premises involved, without such entering causing or constituting a cancellation of this Agreement or an interference with the possession of the Leased Premises, and repair, replace, rebuild or paint all or any part of the Leased Premises or the improvements thereon, and do all things reasonably necessary to accomplish the work required, and the cost and expense thereof shall be payable to the Department by the Lessee on demand. The Department's costs and expenses shall include all direct costs and expenses of the Department, its agents, contractors, and employees and all allocations of fringe benefits, overhead, legal and administration charges actually incurred. Furthermore, should the Department, its officers, employees or agents undertake any work hereunder, the Lessee hereby waives any claim for damages, consequential or otherwise, as a result therefrom except for claims for damages arising from the negligence of the Department, its agents and contractors. The foregoing shall in no way affect or alter the primary obligations of Lessee as set forth in this Agreement, and shall not impose or be construed to impose upon the Department any obligations to maintain the Leased Premises, unless specifically stated otherwise herein.

5.4 Plans and specifications for all major repairs, construction, alterations, modifications, additions or replacements costing in excess of fifty thousand dollars ($50,000), which amount shall be escalated by the C.P.I. over the Term and Extended Term of the Agreement in the same manner as the rent is escalated in Article 4 hereof, (hereinafter referred to as "Improvements') including, without limitation the Facility to be constructed by the Lessee pursuant to Section 4.4.1 above and Appendix B hereto and the Park's Performance and Development Standards, shall be submitted to and receive the written approval of the Department, and no such work shall be commenced until such written approvals are obtained from the Department which approval shall not be unreasonably withheld or delayed. The Department shall advise the Lessee within thirty
     (30) days after receipt of the written request, together with copies of the plans and specifications for the proposed improvements in sufficient detail to make a proper review thereof, of its approval or disapproval of the proposed work, and in the event it disapproves, stating its reasons therefore. In determining whether to approve a major repair, construction, alteration, modification, addition or replacement, the Department shall be guided by the criteria set forth in Section 3 of Appendix B and the Park's Performance and Development Standards.

5.5 If the Lessee makes any Improvements without Departmental approval or that are disapproved by the Department, then, upon notice to do so, the Lessee shall remove the same or at the option of the Department cause the same to be changed to the reasonable satisfaction of the Department. If the Lessee fails to comply with such notice within thirty (30) days or to commence to comply and pursue diligently to completion, the Department may effect the removal or change and the Lessee shall pay the cost (as defined in Section 5.3) thereof to the Department.

5.6 The complete and unencumbered title to Improvements shall vest in the Department at the expiration of the Initial Term or the expiration of the Extended Term, if exercised, of this Agreement or upon the earlier termination of this Agreement.


ARTICLE 6

ADDITIONAL OBLIGATIONS OF LESSEE

6.1 The Lessee shall conduct its operations hereunder so as not to unreasonably annoy, disturb, or endanger others.

6.2 The Lessee shall take all reasonable measures not to produce or cause to be produced any electrical, electronic or other disturbance that interferes with the operation by the Department or the Federal Aviation
     Administration of air navigational, communication or flight equipment on Stewart International Airport (hereinafter "Airport") or on aircraft using the Airport, or with ground transportation communications.

6.3 The Lessee shall control the conduct and demeanor of its officers, agents, employees, invitees and, upon reasonable objection from the Department concerning the conduct, demeanor of any such person, the Lessee shall immediately take all lawful steps necessary to remove the cause of the objection.

6.4 The Lessee shall comply with all health and safety laws and any other federal, state or municipal laws, rules, regulations and building codes applicable to the Leased Premises and the improvements thereon and its operations at the Park hereunder.

6.5 The Lessee shall be responsible for removal from the Park of all garbage, debris and other waste materials
     (whether solid or liquid) arising out of its occupancy of the Leased Premises or out of its operations. The Lessee shall dispose of its sewage through the sewerage system operated by the Town of Newburgh. The Lessee shall provide and use suitable covered metal or other rigidly and sturdily constructed receptacles, suitably screened from public view, for all garbage, trash and other refuse created on or arising in connection with the activities conducted on the Leased Premises. Piling of boxes, cartons, barrels or other similar items, in an unsightly or unsafe manner, on or about the Leased Premises is forbidden. The manner of handling and disposing of trash, garbage and other refuse and the frequency of removal thereof from the Park premises shall at all times be subject to the lawful and reasonable rules, regulations and approval of the Department.

6.6 The Lessee shall commit no nuisance or waste on the Leased Premises,and shall not do, or permit to be done, anything which may result in the creation, commission or maintenance of such nuisance, waste on the Leased Premises.

6.7 The Lessee shall not do, nor permit to be done, anything which may nterfere with the effectiveness or accessibility of the drainage system, sewerage system, fire protection system, sprinkler system, alarm system and fire hydrants and hoses, if any, installed or located on the Leased Premises.

6.8 The Lessee shall not overload any floor, structure, structural member or paved area on the Leased Premises and shall repair at the Lessee's expense any floor, structure, structural member, or any paved area damaged by overloading without limiting the Lessee's obligations pursuant to Article 5 hereof.

6.9 The Lessee shall not do, nor permit to be done, any act or thing upon the Leased Premises which will cause a default in, or invalidate, any fire insurance policies applicable to the Leased Premises or any part thereof.

6.10 From time to time, the Department may conduct pressure, water flow, and other appropriate tests of the fire extinguishing system and apparatus which constitutes a part of the Leased Premises, if installed, and the Lessee's proportionate share of the cost of which tests shall be paid to the Department by the Lessee upon demand.

6.11 Except for the accommodation of its employees and guests, the Lessee shall not install, maintain, operate or permit the installation, maintenance or operation of any restaurant, kitchen, stand or other establishment of any type for the sale of food or of any vending machines or device designed to dispense or sell merchandise or services of any kind to the general public.

6.12 It is the intent of the parties hereto that noise shall be held to a reasonable minimum. To this end the Lessee will conduct its operations in such a manner as to keep the noise produced by trucks and other mechanical and electrical equipment thereof or any other noise to a minimum by such methods as are practicable, considering the extent and type of the operations of the Lessee.


ARTICLE 7

INGRESS AND EGRESS

7.1 The Lessee shall have the right of ingress and egress between the Leased Premises and the public roadways by means of connecting paved roads. Such rights of ingress and egress shall be in common with others having rights of passage thereon.

7.2 The use of any such roadway shall be subject to the lawful Rules and Regulations of the Park which are now in effect or which may hereafter be promulgated. The Department may, at any time, temporarily close or consent to or request the closing of, any such roadway and any other way at, in or near the Leased Premises presently or hereafter used as such, so long as a reasonable means of ingress and egress as provided above remains available to the Lessee. The Lessee hereby releases and discharges the Department, its officers, employees and agents, and all municipalities and other governmental authorities and their respective successors and assigns, of and from any and all claims, demands, or causes of action which the Lessee may now or at any time hereafter have against any of the foregoing, arising or alleged to arise out of the closing of any street, roadway or other area, provided that a reasonable means of access to the Leased Premises remains available to the Lessee whether within the Leased Premises or outside the Leased Premises at the Park unless-otherwise mandated by safety considerations or lawful exercise of the police power. The Lessee shall not do or permit anything to be done which will interfere with the free access and passage of others up to the boundary of the Leased Premises or in any streets or roadways near the Leased Premises.


ARTICLE 8

INSURANCE,  DAMAGE  OR  DESTRUCTION OF  LEASED  PREMISES  AND
IMPROVEMENTS

8.1 The Lessee at its sole cost and expense shall procure and maintain throughout the term of this lease insurance protection for all risk coverage on the structure and improvements of which the Leased Premises is a part, to the extent of one hundred percent (100%) of the actual replacement cost thereof. Such insurance shall be written by insurers of recognized financial standing authorized to conduct business in the State of New York. If said insurers become financially incapable of performing under the terms of said policy, the Lessee shall promptly obtain a new policy issued by a financially responsible carrier and shall submit such new policy as previously provided. In the event Lessee elects to insure itself for the required coverage, it shall request the prior written approval of the Department and it shall document its capability to self insure to the satisfaction of the Department every two years on the anniversary of the effective date of this Agreement.

8.1.1 The above stated property insurance shall be for the benefit of the New York State Department of Transportation and Lessee as their interests may appear and provide thirty (30) days notice of cancellation or material change, by registered mail, to the Department,
     Attention: Department Counsel, and the Park Manager.

8.1.2 The Lessee shall provide certificates of insurance evidencing existence of all insurance required to be maintained prior to the commencement of the lease term. Upon the failure of the Lessee to maintain such insurance as above provided, the Department, at its option, may take out such insurance and charge the cost thereof to the Lessee with the next installment of the monthly fee due hereunder or may give notice of a default hereunder pursuant to Article 19 herein.

8.2 In the event any improvements, insurable or uninsurable, on the Leased Premises are damaged or destroyed to the extent that they are unusable by the Lessee for the purposes for which they were used prior to such damage, or same are destroyed, the Lessee shall repair and reconstruct the improvements substantially as they were immediately prior to such casualty or in a new or modified design subject to applicable existing building codes at the time of repairing or rebuilding. Provided, however that if the aforesaid damage or destruction occurs in the last five years of the Term of this Agreement or during any Extended Term, the Lessee may elect not to repair and reconstruct the improvements subject to the following terms and conditions:

8.2.1 The Lessee shall give the Department written notice of its election not to repair and reconstruct the improvements within forty-five (45) days of the date upon which the improvements were damaged or destroyed.

8.2.2     The Lessee shall clear the site, remove all debris,
     stub up all utilities, and generally restore the site to
     it's   cleared   condition  prior  to  commencement   of
     construction.

8.2.3 The Lessee shall permit the Department to retain all insurance coverage and proceeds as described in
     Section 8.1 hereof, subject to the provisions of Section
     8.7 hereof.

8.2 upon the occurrence of 8.2.1, 8.2.2 and 8.2.3 above, the Department shall terminate this Agreement and relieve
     Lessee of all future rental obligations hereunder.

8.3 In the event of damage or destruction to any of the improvements upon the Leased Premises, the Department shall have no obligation to repair or rebuild the improvements or any fixtures, equipment or other personal property installed by the Lessee pursuant to this Agreement.

8.4 In the event the Lessee repairs or reconstructs as aforesaid, Lessee, shall, at its expense, replace and repair any and all fixtures, equipment and other personal property necessary to properly and adequately continue its business at the Park, but in no event shall Lessee be obligated to provide equipment and fixtures in excess of those existing prior to such damage or destruction except for requirements of construction codes existing at the time of repair or replacement. The Lessee agrees that such work will be promptly commenced and prosecuted to completion with due diligence subject to delays beyond the Lessee's control.

8.5 The insurance policies required under this Lease to be furnished by Lessee to the Department may, at the election of Lessee, be furnished and/or paid for by any subtenant or other person having an insurable interest in the Leased Premises, and the Department shall accept such policies as though they had been supplied and paid for by Lessee provided such policies shall comply otherwise with the requirements of this Lease.

8.6 All policies of insurance required herein shall name the Department as an additional insured. Subject to be provisions and limitations hereinafter set forth in this
     Section 8.6 and in Sections 8.7 and 8.8, all such policies of insurance shall also provide, if required by either party hereto, for the loss thereunder to be payable to the holder of any Leasehold Mortgage, as the interests of such holder may appear, pursuant to a standard mortgage clause or endorsement. Notwithstanding anything to the contrary contained in this lease, the Lessee, in consultation with the Department, shall have the right to adjust or otherwise settle any claim for insurance proceeds under any insurance policy maintained pursuant hereto.

8.7 The loss, if any, under all policies of the character referred to in Section 8.1, shall be payable (i) to Lessee in the case of any particular casualty resulting in a loss payment not exceeding one hundred fifty thousand dollars ($150,000) (adjusted for C.P.I. in the same manner as rent), or (ii) in case of any particular casualty resulting in a loss payment in excess of one hundred fifty thousand ($150,000) dollars (adjusted for C.P.I. in the same manner.as rent), to the first Leasehold Mortgagee, or if there is none, to a bank or trust company, as insurance trustee, to be designated by Lessee in a notice given to the insurance companies and to the Department promptly following the occurrence of the casualty, which bank or trust company shall have an office in the County of Orange, and shall disburse the loss proceeds in accordance with the provisions of Article AA hereof. All policies of the character aforesaid shall expressly provide that loss thereunder shall be adjusted and paid as provided in Section 8.8 and this Section 8.7. Any agreement which the Department or Lessee shall enter into with any bank or trust company acting as trustee hereunder may include as a party thereto the holder of any mortgage on this Lease, when so requested, provided such mortgage shall provide or the holder thereof shall agree in writing for application of insurance proceeds in the same manner as provided in this Lease.

8.8 Any loss paid under any insurance policy to Lessee shall be held by Lessee in trust for application to the cost of restoring,- repairing, replacing or rebuilding the Building-g and any loss so paid to the first Leasehold Mortgagee or the insurance trustee shall be disbursed by it in accordance with the provisions of Article AA.

8.9 Whenever in this Agreement, provision is made for the carrying of any insurance, it shall be deemed that such provision is complied with if such insurance otherwise complying with such provision is carried under a blanket policy or policies covering the Leased Premises as well as other properties.

8.10 Lessee shall not violate, or permit to be violated, any of the conditions of any of the said policies; any Lessee shall perform and satisfy, or cause to be satisfied, the requirements of the companies writing such policies.





ARTICLE 9

LIABILITIES AND INDEMNITIES

9.1 The Department shall not in any way be liable for any cost, liability, damage or injury including cost of suit and reasonable expenses of legal services, claimed or recovered by any person whomsoever, or occurring on the Leased Premises or as a result of any operations, works, acts or omissions performed on the Leased Premises by-the Lessee, its sublessees or tenants, or their guests or invitees.

9.2 The Lessee agrees to indemnify, save and hold harmless, the Department (its officers, agents, servants and employees) of and from any and all costs, liability, damage and expense (including costs of suit and reasonable expenses of legal services) claimed or recovered, justly or unjustly, falsely, fraudulently or frivolously, by any person, firm or corporation by reason of injury to, or death of, any person or persons, including Department personnel and damage to, destruction or loss of use of any and all property, including Department property, arising from, or resulting from, any operations, works, acts or omissions of Lessee, its agents, servants, employees, contractors, sublessees or tenants. In any case in which such indemnification would violate Sections 5-321.1 or 5-322.1 of the New York General Obligations Law, or any other applicable legal prohibition, the foregoing provisions concerning indemnification shall not be construed to indemnify the Department, its officers, employees or agents for damage arising out of bodily injury to persons or damage to property caused by or resulting from the negligence of the Department, its officers, employees or agents. Upon the filing with the Department by anyone of a claim for damages arising out of incidents for which the Lessee herein agrees to indemnify and hold the Department harmless, the Department shall notify the Lessee of such claim and in the event that the Lessee does not settle or compromise such claim, then the Lessee shall undertake the legal defense of such claim both on behalf of the Lessee and behalf of the Department. It is specifically agreed, however, that the Department at its own cost and expense, may participate in the legal defense of any such claim. Any judgment, final beyond all possibility of appeal, rendered against the Department for any cause for which the Lessee is liable hereunder shall be conclusive against the Lessee as to liability and amount upon the expiration of the time for appeal.

9.3 In addition to the Lessee's undertaking, as stated in this Article, and as a means of further protecting the Department, its officers, employees and agents, the Lessee shall at all times during the term of this Agreement obtain and maintain in effect Public Liability Insurance coverage as set forth in Schedule A attached hereto and made a part hereof. In this connection, the Lessee agrees to require its contractors doing work in the Park, and the Lessee's tenants and sublessees, to carry adequate insurance coverage, and if the Lessee so desires, it may accomplish same by an endorsement to the Lessee's policies to include such persons or parties as additional named insureds.


9.3.1 The Lessee shall review its coverage annually and increase the minimum liability insurance set forth in Schedule A to a reasonable threshold when, in the Lessee's opinion, the risks attendant to the Lessee's operations hereunder have increased. The Department shall never be liable for any shortfall in Lessee's coverage.

9.4 The Lessee represents that it is the owner of or fully authorized to use any and all services, processes, machines, articles, marks, names or slogans used by it in its operations under or in anywise connected with this Agreement. The Lessee agrees to save and hold the Department, its officers, employees, agents and representatives free and harmless of and from any loss, liability, expense, suit or claim for damages in connection with any actual or alleged infringement of any patent, trademark or copyright, or arising from any alleged or actual unfair competition or other similar claim arising out of the operations of the Lessee under or in anywise connected with this Agreement.

9.5 The Lessee represents and warrants that no broker has been concerned on its behalf in the negotiation of this Agreement and shall indemnify and save harmless the Department from all liability, damage, cost and expense, including reasonable attorneys' fees, resulting from any breach of this representation and warranty.


ARTICLE 10

LEASEHOLD MORTGAGES

10.1 On one or more occasions, with the Department's prior written consent, not to be unreasonably withheld, Lessee may take back a Leasehold Mortgage upon a sale and assignment of the leasehold estate created by this Agreement or may mortgage or otherwise encumber Lessee's leasehold estate to an Institutional Investor (as hereinafter defined), under one or more Leasehold Mortgages and assign this Agreement as security for such Mortgage or Mortgages; subject, however, to the limitations of this Article. At no time shall the Department permit subordination of the fee interest in the Leased Premises. The Department hereby consents to Lessee's use of Chemical Bank as a Leasehold Mortgagee.

10.2 (a)(i) Leasehold Mortgage upon a sale and assignment of the leasehold estate or shall mortgage Lessee's leasehold estate to an Institutional Investor, and if the holder of such Leasehold Mortgage shall provide the Department with notice of such Leasehold Mortgage together with a true copy of such Leasehold Mortgage and the name and address of the Mortgagee, the Department and Lessee agree that, following receipt of such notice by the Department, the provisions of this Article 10 shall apply in respect to each such Leasehold Mortgage; provided that the provisions o-f this Article shall not be binding on the Department, unless and until such notice shall have been given and such copy delivered to the Department, notwithstanding any other form of notice, actual or constructive. (ii) In the event of any assignment of a Leasehold Mortgage or in the event of a change of address of a Leasehold Mortgagee or of an assignee of such Mortgage, notice of the new name and address shall be promptly provided to the Department; provided that the provisions of this Article as to such mortgagee or assignee shall not be binding on the Department, unless and until such notice shall have been given and such copy delivered to the Department, notwithstanding any other form of notice, actual or constructive.

     (b) the Department shall upon receipt of notice provided for by Section 10.2(a) promptly acknowledge the receipt of such communication, as constituting the notice provided for by Section 10.2(a) or in the alternative, notify the Lessee and Leasehold Mortgagee of the rejection of such communication as not conforming with the provisions of Section 10.2(a) and specify the specific basis of such rejection.

10.3 (a) The terms 'Institutional Investor' or 'Institution' as used in this Agreement shall refer to a savings bank, savings and loan association, commercial bank or trust company (whether for its own account or as fiduciary), credit union, insurance company, college, university, real estate investment trust, a pension fund, welfare or retirement fund, an eleemosynary institution, or any combination of the foregoing.

     (b) The term "Leasehold Mortgage" as used in this Agreement shall include a mortgage, a deed of trust, a deed to secure debt, or other security instrument by which Lessee's leasehold estate is mortgaged, conveyed, assigned, or otherwise transferred, to secure a debt or other obligation under the provisions of this Agreement.

     (c) The term "Leasehold Mortgagee" as used in this Agreement shall refer to a holder of a Leasehold Mortgage in respect to which the notice provided for by
     Section 10.1(a) has been given and received and as to which the provisions of this Agreement are applicable.

10.4 The Department, upon providing Lessee any notice of (a) default under this Agreement; or (b) a termination of this Agreement or (c) a matter on which the Department may predicate or claim a default, shall at the same time provide a copy of such notice to every Leasehold Mortgagee. No such notice by the Department to Lessee shall be deemed to have been duly given unless and until a copy thereof has been so provided to every Leasehold Mortgagee by certified mail at the address specified in the notice given pursuant to Section 10.2(a). From and after the date such notice has been given to a Leasehold Mortgagee, such Leasehold Mortgagee shall have the additional periods of time specified in Sections 10.6 and 10.7 hereof to remedy, commence remedying, or cause to be remedied the defaults or acts or omissions which are specified in any such notice. The Department shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Lessee. Lessee authorizes such Leasehold Mortgagee to take any such action at such Leasehold Mortgagee's option and does hereby authorize entry upon the Leased Premises by Leasehold Mortgagee for such purposes consistent with the provisions of this Agreement.

10.5 (a)   Anything  contained  in  this  Agreement  to   the
     contrary, notwithstanding, if any default shall occur which entitles the Department to terminate this Agreement, the Department shall have no right to terminate this Agreement unless, following the expiration of the - period of time given Lessee to cure such default or the act or omission which gave rise to such default, the Department shall notify every Leasehold Mortgagee of the Department's intent to so terminate ("Termination Notice") at least thirty (30) days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least forty-five (45) days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money. The provisions of Section 10.6 below shall apply if, during such thirty (30) or forty-five (45) day Termination Notice period, any Leasehold Mortgagee shall (i) notify the Department of such Leasehold Mortgagee's desire to defeat such Termination Notice, and (ii) pay or cause to be paid all rent, additional rent, and other payments then due and in arrears as specified in the Termination Notice to such Leasehold Mortgagee and which may become due during such thirty (30) day period; and
     (iii) comply or in good faith, with due diligence and continuity, commence to comply with all non-monetary requirements of this Agreement then in default pursuant to a written schedule mutually agreed upon by the Department and the Leasehold Mortgagee.

     (b) Any notice to be given by the Department to a Leasehold Mortgagee pursuant to any provision of this Article shall be deemed properly addressed if sent to the Leasehold Mortgagee who served the notice referred to in Section 10.2(a)(i) or Section 10.2(a)(ii) as the case may be.

10.6 (a)   If  the  Department shall elect to terminate  this
     Agreement by reason of any default of Lessee, and a Leasehold Mortgagee shall have proceeded in the manner provided for by
     Section 10.5, the specified date for termination of this Agreement as fixed by the Department in its Termination Notice shall be deemed extended and this Agreement shall not be terminated without the consent of such Leasehold Mortgagee provided that such Leasehold Mortgagee shall, during such extended period: (i) Pay or cause to be paid the rent, additional rent, and other monetary obligations of Lessee under this Agreement as the same become due, and continue with due diligence to perform all of Lessee's other obligations under this Agreement, which Leasehold Mortgagee can perform without having first obtained possession of the Lessee's interest in this Agreement; and (ii) Within three
     (3) months from receipt of the Termination Notice, take steps to acquire or sell Lessee's interest in this Agreement by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence; provided, however, that if the Leasehold Mortgagee is otherwise complying with this Section 10.6(a) and is enjoined or stayed from taking steps to acquire or sell Lessee's interest in this Agreement, this Agreement shall not terminate and the time for completion by such Leasehold Mortgagee of its proceedings shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Lessee's interest in this Agreement by foreclosure of the Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity. Nothing in this Section 10.6, however, shall be construed to extend this Agreement beyond the original term thereof, as extended by any options to extend the term of this Agreement properly exercised by Lessee or a Leasehold Mortgagee within the time limits set forth in Article 1, nor to require a Leasehold Mortgagee to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Agreement shall continue in full force and effect as if Lessee had not defaulted under
     this  Agreement.   (iii) If the Leasehold  Mortgagee  is
     complying with Section 10.6(a)(1) and is enjoined or stayed from taking steps to acquire or sell Lessees interest in this Agreement, this Agreement shall not then terminate and the time for completion by such Leasehold Mortgagee of its proceedings shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Lessee's interest in this Agreement by foreclosure of the Leasehold Mortgagee or by other appropriate means with due diligence and continuity. Nothing in this Section 10.6, however, shall be construed to extend this Agreement beyond the original term thereof as extended by any options to extend the term of this Agreement properly exercised by Lessee or a Leasehold Mortgagee within the time limits set forth in Article 1, nor to require a Leasehold Mortgagee to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Agreement shall continue in full force and effect as if Lessee had not defaulted under this Agreement.

     (b) If a Leasehold Mortgagee is complying with Section 10.6(a)(i), upon the acquisition of Lessee's estate herein by such Leasehold Mortgagee or its designee or any other purchaser at a foreclosure sale or otherwise and the discharge by foreclosure or otherwise of any lien, charge or encumbrance against the Lessee's interest in this Agreement or the Leased Premises which is junior in priority to the lien of the Leasehold Mortgagee held by such Leasehold Mortgagee and which Lessee is obligated to satisfy and discharge by the terms of this Agreement, this Agreement shall continue in full force and effect as if Lessee had not defaulted under this Agreement.

     (c) The making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Agreement or of the leasehold estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Agreement or-of the leasehold estate hereby created so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Lessee to be performed hereunder, but the purchaser at any sale of this Agreement of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Agreement and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgagee shall be deemed to be a permitted assignee or transferee, subject to the provisions of Section
     10.19 hereof, and shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Lessee to be performed hereunder from and after the date of such purchase and assignment, but only for so long as such purchaser or assignee is the owner of the leasehold estate. If the Leasehold Mortgagee or its designee shall become holder of the leasehold estate and if the buildings and improvements on the Leased Premises shall have been or become materially damaged on, before, or after the date of such purchase and assignment, the Leasehold Mortgagee or its designee shall be obligated to repair, replace or reconstruct the building or other improvements.

     (d) Any Leasehold Mortgagee or other acquirer of the leasehold estate of Lessee pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring Lessee's leasehold estate, without further consent of the Department, sell and assign the leasehold estate on such terms and to such person and organizations as are acceptable to such Mortgagee or acquirer and the Department, and thereafter be relieved of all obligations under this Agreement; provided that such assignee has delivered to the Department its written agreement to be bound thereafter by all of the provisions of this Agreement.

     (e) Notwithstanding any other provisions of this Agreement, any sale of this Agreement and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment or transfer of this Agreement and of the leasehold estate hereby created in lieu of the foreclosure of any Leasehold Mortgage shall be deemed to be a permitted sale, transfer, or assignment of this Agreement and of the leasehold estate hereby created, subject to the provisions of Section 10.19 hereof.

10.7 In the event of the termination of this Agreement as a result of Lessee's default, the Department shall, in addition to providing the notices of default and termination as required by Sections 10.5 and 10.6, provide each Leasehold Mortgagee with written notice that the Agreement has been terminated, together with a statement of all sums which would at that time be due under this Agreement but for such termination, and of all other defaults, if any, then known to the Department ("the Department's Notice of Termination"). The Department agrees to enter into a new Agreement("New Agreement") of the Leased Premises with the first Leasehold Mortgagee or its designee for the remainder of the Term of this Agreement, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants, and conditions (including all options to renew but excluding requirements which are not applicable or which have already been fulfilled) of this Agreement provided:

     (a) Such Leasehold Mortgagee shall make written request upon the Department for such New Agreement within forty-five (45) days after the date such Leasehold Mortgagee receives the Department's Notice of Termination of this Agreement given pursuant to this
     Section 10.7.

     (b) Such Leasehold Mortgagee or its designee shall pay or cause to be paid to the Department at the time of execution and delivery of such New Agreement, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Agreement but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorney's fees, which the Department shall have incurred by reason of such termination and the execution and delivery of the New Agreement and which have not otherwise. been received by the Department from Lessee or other party in interest under Lessee. Upon the execution of such new Agreement, the Department shall allow to the Lessee named therein as an offset against the sums otherwise due under this Section 10.7(b) or under the New Agreement, an amount equal to the net income derived by the Department from the Leased Premises during the period from the date of termination of this Agreement to the date of the beginning of the lease term of such New Agreement. In the event of a controversy as to the amount to be paid to the Department pursuant to this Section 10.7(b), the payment obligation shall be satisfied if the Department shall be paid the amount not in controversy, and the Leasehold Mortgagee or its designee shall agree to pay any additional sum ultimately determined to be due plus interest at the existing prime rate as established by Citibank, N.A. (or its successor or other major New York Metropolitan Area lending institution of comparable stature) plus two (2) percentage points.

     (c) Such Leasehold Mortgagee or its designee shall agree to remedy any of Lessee's defaults of which said Leasehold Mortgagee was notified by the Department's Notice of
     Termination. (d)   Any New Agreement made pursuant to this
     Section 10.7 shall be prior in lien to any mortgage or other lien, charge, or encumbrance on the fee of the Leased Premises and the Lessee under such New Agreement shall have the same right, title and interest in and to the Leased Premises and the building and improvements thereon as Lessee had under this Agreement.

     (d) The Lessee under any such New Agreement shall be liable to perform the obligations imposed on the Lessee by such New
     Agreement.

     (e) Effective upon the commencement of the term of any New Agreement pursuant to this Section 10.7, all subleases shall be assigned and transferred without recourse by the Department to the Lessee under the New Agreement and all moneys on deposit with the Department pursuant to such subleases, if any, shall be similarly assigned to the tenant under the New Agreement.

10.8 If more than one Leasehold Mortgagee shall request a New Agreement pursuant to Section 10.7, the Department shall enter into such New Agreement with the Leasehold Mortgagee whose mortgage is prior in lien, or with the designee of such Leasehold Mortgagee and thereupon the requests for a New Agreement of each holder of a Leasehold Mortgage junior in lien shall be and be deemed to be void and of no force or effect. The Department, without liability to Lessee or any Leasehold Mortgagee with an adverse claim, may rely upon a mortgage title insurance policy issued by a title insurance company licensed to do business within the State of New York and selected by the Department as a basis for determining the appropriate Leasehold Mortgagee who is entitled to such New Agreement.

10.9 (a) Nothing herein contained shall require any Leasehold Mortgagee or its designee as a condition to its exercise of right hereunder to cure any default of Lessee not reasonably susceptible of being cured by such Leasehold Mortgagee or its designee such as referred to in Sections 17.1.2, 17.1.3 and 17.1.4, hereof, in order to comply with the provisions of Section 10.5 and 10.6, or as a condition of entering into the New Agreement provided for by Section 10.7.

     (b) If the Department shall elect to terminate this Agreement by reason of any default of Lessee not reasonably susceptible of being cured by a Leasehold Mortgagee, and a Leasehold Mortgagee shall have proceeded in the manner provided for by Section 10.5(a), the specified date for the termination of this Agreement as fixed by the Department in its termination notice shall be extended as provided for in Section 10.6, provided that such Leasehold Mortgagee shall proceed in the manner provided for in Section 10.6.

10.10 Lessee's share, as provided by Article 12 of this Agreement of the proceeds arising from an exercise of the power of eminent domain shall, subject to the provisions of such Article, be disposed of as provided for by any Leasehold Mortgage.

10.11 A standard mortgagee clause naming each Leasehold Mortgagee may be added to any and all insurance policies required to be carried by Lessee hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Agreement and the Leasehold Mortgagee may provide a manner for the disposition of such proceeds, if any, payable jointly to the Department and Lessee pursuant to the provisions of this Agreement.

10.12 The Department shall give each Leasehold Mortgagee prompt written notice of any legal proceedings between the Department and Lessee involving obligations under this Agreement. Each Leasehold Mortgagee shall have the right to intervene in any such proceedings and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that any Leasehold Mortgagee shall not elect to intervene or become a party to any such proceedings, the Department shall give the Leasehold Mortgagee notice of, and a copy of any award of decision made in any such proceedings, which shall be binding on all Leasehold Mortgagees not intervening after receipt of notice thereof.

10.13 So long as any Leasehold Mortgage is in existence, unless all Leasehold Mortgagees shall otherwise expressly consent in writing, the fee title to the Leased Premises and the leasehold estate of Lessee therein created by this Agreement shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said leasehold estate by the Department or by Lessee or by a third party, by purchase or otherwise.

10.14 In the event on any occasion hereafter Lessee seeks to mortgage its leasehold estate under this Agreement or any portion hereof under any subsequent individual lease, the Department agrees to amend this Agreement from time to time to the extent reasonably requested by an Leasehold Mortgagee proposing to make Lessee a loan secured by a first lien upon Lessee's leasehold estate, provided that such proposed amendments do not materially and adversely affect the rights of the Department or its interest in the Leased Premises. All reasonable expenses incurred by the Department in connection with any such amendment shall be paid by Lessee.

10.15 The Department shall, without charge, at any time and from time to time hereafter, but not more frequently then twice in any one year period (or more frequently if such request is made in connection with any sale or mortgaging of Lessee's leasehold interest or permitted subletting by Lessee), within thirty (30) days after written request of Lessee to do so, certify by written instrument duly executed and acknowledged to any Leasehold Mortgagee or purchaser, or proposed Leasehold Mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request:

     (a) As to whether this Agreement has been supplemented or amended and, if so, the substance and manner of such supplement or amendment;

     (b) as to the validity and force and effect of this Agreement, in accordance with its tenor;

     (c)  as to the existence of any default hereunder;

     (d) as to the existence of any offsets, counterclaims, or defenses hereto on the part of the Lessee;

     (e) as to the commencement and expiration dates of the term of this Agreement; and

     (f) as to any other matters as may be reasonably so requested.

     Any such certificate may be relied upon by the Lessee and any other person, firm or corporation to whom the same may be exhibited or. delivered, and the contents of such certificate shall be binding on the Department.

10.16 Notices from the Department to each Leasehold Mortgagee shall be mailed to the address furnished the Department pursuant to Section 10.2, and those from the Leasehold Mortgagee to the Department shall be mailed to the address designated pursuant to the provisions of
     Article 22 hereof. Such notices, demands, and requests shall be given in the matter described in Article 22 and shall in all respects be governed by the provisions of that Article.

10.17 No payment made to the Department by a Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Agreement; and a Leasehold Mortgagee having made any payment to the Department pursuant to the Department's wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment of portion thereof.

10.18 An Institutional Leasehold Mortgagee shall have the right to act as depositary pursuant to Article AA.

10.19 The prior written consent of the Department shall be required for any sale, transfer, or assignment of this Agreement and of the Leasehold estate hereby created. If such sale, transfer or assignment is to the immediate transferee of such Leasehold Mortgagee or to a purchaser at a foreclosure sale or the grantee of a deed in lieu thereof, the Department shall have fourteen (14) calendar days within which to provide its consent after receipt of request therefor, which consent shall not be unreasonably withheld.





ARTICLE 11

ASSIGNMENT AND SUBLEASE

11.1 Assignment of the Agreement and subletting under it are permitted by the Department with it's prior written consent, which consent shall not be unreasonably withheld. For the purpose of such assignment and subletting the Department agrees it shall respond to a written request for assignment or subletting within thirty (30) calendar days of-receipt of request for same.

11.2 Except as provided in Section 11.1 hereof Lessee shall not assign this Lease without the prior written consent of the Department, which shall not be unreasonably withheld, provided, that any such assignment and transfer shall include the entire interest in this Agreement and all obligations attendant thereto, provided also that no such assignment and transfer shall be effective for any purpose unless and until there shall be delivered to the Department (i) a duplicate original of the instrument or instruments of assignment and transfer in recordable form containing the name and address of the transferee thereof and (ii) an instrument of assumption by said assignee or transferee of all Lessee's obligations under this Agreement; provided, however, any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code (11 U.S.C. 101, et seq.) shall be deemed without further act or deed to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to the Department an instrument confirming such assignment.

11.3 Except as provided in Section 11.1 hereof Lessee shall not have the right to sublet and subtenants shall not have the right to re-sublet, the Leased Premises, or any part thereof and any improvement constructed thereon, in whole or in part. All such subleases shall be expressly subordinate to this Agreement. No such sublease shall release Lessee from performance of or compliance with any term, condition, covenant or obligation imposed upon Lessee hereunder and no such sublease shall extend for a term beyond the Term and the Extended Term (as hereinabove defined) for which an option has been exercised.

11.4 The Department and Lessee agree that this Agreement shall not be rescinded, surrendered, modified or amended without the prior written consent of the holder or holders (who shall have given the Department written notice of its or their identity and address) of any Leasehold Mortgage.

11.5 Provided (i) that the first Institutional Leasehold Mortgagee shall have entered into a Non-Disturbance Agreement with any of the Lessee's subtenants; or that each such subtenant shall have leased at lease five (5%) percent of the floor area in the new building to be constructed by Lessee hereunder; and (ii) that such subtenants shall, at the option of the Department agree to attorn to the Department, and (iii) such subtenant shall be subject to the service of legal process in the State of New York, the Department shall enter into a Non-Disturbance Agreement with each such subtenant in the form annexed hereto as Exhibit "C" and made a part hereof. The term of any such sublease including renewal options shall not extend beyond the later of the original Term of this Agreement or the Extended Term of any extension for which an option has been exercised and the rental reserved under any such sublease shall not be less than the then prevailing rate for comparable space and shall include an escalation clause requiring such subtenant to pay, as additional rental, the subtenant's proportionate share of the increase, from and after the beginning of the term of the sublease, in the real estate taxes, in the cost of insurance, labor and all operation costs affecting the subleased premises.

11.6 Lessee shall not modify any sublease, which shall have been the subject of a Non-Disturbance Agreement, as mentioned in Section 11.4 hereof, so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the lessor thereunder, or permit cancellation or accept the surrender of any such sublease without prior written consent of the Department in each instance, which consent shall not be required for the institution or prosecution of any action or proceedings against such sublessee by reason of a default on the part of such sublessee under the terms of such sublease. Such consent of the Department shall not be required to (i) move any such subtenant to another part of the Leased Premises, provided that thereafter such subtenant shall be obliged to pay a rent which shall be no less than either the going rate of its new space or that payable by it for the vacated space; or (ii) to cancel any such sublease, or portion thereof provided that it be replaced by another sublease which shall qualify for and become subject to a non-disturbance agreement and provided, further, that such new sublease shall require a rental which shall be no less than either the going rate for the sublet space or that payable under the canceled lease. In addition to being subject and subordinate to the rights of the Department hereunder, as required by the provision of Section 11.4 hereof, each sublease that is subject to a Non-Disturbance Agreement shall contain a specific provision to the effect that except in those instances in which Lessee and/or sublessees are complying with the provisions of the immediately preceding sentence, such sublease may not be modified or amended so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the lessor thereunder, or be canceled or surrendered without the prior written consent of the Department in each instance.

11.7 Each sublease shall provide that in the event of a termination of this Agreement and the execution and delivery of a New Agreement pursuant to Section 10.8 hereof, the sublessee shall attorn to and recognize the Lessee thereunder as its Lessor.

11.8 Any act required to be performed by Lessee pursuant to the terms of this Lease may be performed by any sublessee of Lessee occupying all or any part of the Leased Premises and the performance of such act shall be deemed to be performance by Lessee and shall be acceptable as Lessee's act by the Department.

11.9 The Department hereby consents to the Lessee subletting the Leased Premises to Johnson Controls, Incorporated.


ARTICLE 12

CONDEMNATION

12.1 If, at any time during the Term of this Agreement, there shall be a total taking or a constructive total taking (as hereinafter defined) of the Leased Premises in condemnation proceedings or by any right of eminent domain or by agreement between the Department and Lessee and those authorized to exercise such rights (any such matters being hereinafter referred to as a "taking"), this Agreement shall terminate and expire on the date of such taking and the fixed annual rental, and other charges payable by Lessee hereunder shall be apportioned and paid to the date of such taking. For the purposes of this Article the term a "constructive total taking" shall mean a taking of such scope that the untaken portion of the Leased Premises cannot, in the reasonable opinion of Lessee, be developed, repaired or reconstructed.

12.2 Rentals for that portion of the Leased Premises condemned shall be abated from the date that the Lessee is dispossessed therefrom; provided, however, if all of the Leased Premises are condemned or if a portion of the Leased Premises are condemned and in the Lessee's judgment, the remaining portion of the Leased Premises is insufficient for the Lessee's operations authorized hereunder, the Lessee may terminate this Agreement and all of its rights and unaccrued obligations-hereunder effective as of the date it is thereafter and within 90 days of the date of such dispossession by giving the Department 30 days written notice of such termination.

12.3 The Lessee shall be entitled to the award made for a temporary taking of possession of all or part of the Leased Premises for any period of time within the term of this Agreement. Such award shall be full compensation to the Lessee for such temporary taking and no claims for damages arising out of the temporary taking shall be made against the Department.

12.4 Lessee and the holder of any Leasehold Mortgage, as well as the Department shall have the right to participate in any condemnation proceeding or agreement for the purpose of protecting their interests in the Leased Premises and their rights hereunder. In this connection, specifically and without limitation, each of such parties may introduce evidence independently of each other to establish the value of or damage to the Land and/or the Facility. Each party so participating shall pay its own expenses therein.

12.5 Except as provided in Section 12.6 below, in the event of any taking and the consequent termination of this Agreement, the total aggregate award for said taking ("Condemnation Proceeds') shall be apportioned and paid to the extent available in the following order of priority: (i) The holder of the first Leasehold Mortgage, if any shall be entitled to receive and retain from the Condemnation Proceeds the sum required to pay the unpaid principal balance of the first Leasehold Mortgage, plus interest accrued thereon from the date of taking to the date of payment to the institutional first Leasehold Mortgagee at the rate specified in said
     Leasehold Mortgage and other sums secured by the Leasehold Mortgage. (ii) Then, the Department shall be entitled to retain from the balance of the Condemnation Proceeds the sum equal to the then present value of the leasehold reversion as if the Lessee's Renewal option had been exercised plus the then present value of the future rentals payable to the Department under this Agreement, if this Agreement had not terminated pursuant to Section 12.1 above, with interest thereon, from the date of taking and at the rate paid by the condemning authority. If the condemnation award specifies the amount allocable to the land taken as if vacant, unimproved and free of this Agreement, such amount shall be deemed conclusive for all purposes as to the value thereof. (iii) Then, the Lessee shall be entitled to receive and retain the balance of the Condemnation Proceeds.

12.6 Notwithstanding Section 12.5 above, if prior to the time when Lessee shall have obtained all governmental permits and authorizations for the new construction required to be performed by Lessee hereunder, this Agreement shall terminate, pursuant to the provisions of Section 12.1 hereof, the Condemnation Proceeds shall be apportioned and paid, to the extent available, the following order of priority:

     (a) The Department shall be entitled to an amount equal to the fair market value of the Land (immediately prior to the taking) considered as vacant, unimproved and free of this Agreement and without any of the permits and approvals previously obtained by Lessee, with interest thereon from the date of taking at the rate paid by the condemning authority. If the condenmation award separately specifies the amount allocable to the Land taken as if vacant and unimproved without this Agreement, such amount shall be deemed conclusive as to the value thereof.

     (b) The Lessee next shall be entitled to an amount equal to its aggregate costs and expenses, if any, of every kind and nature (not compensated for by insurance) incurred and paid in connection with and for the acquisition of all governmental permits and licenses and the development of plans and specifications for any improvements at the Leased Premises.

     (c) The Department shall be entitled to the balance of the award.

     (d) Notwithstanding the foregoing, prior to the application of the Condemnation Proceeds as set forth in subsections (a) through (c) of this Section, the holder of the Leasehold Mortgage, if any, shall be entitled to receive and retain from the Condemnation Proceeds the sum required to pay the unpaid principal balance of the first Leasehold Mortgage, plus interest accrued thereon from the date of taking to the date of payment to said holder, at the rate specified in the Leasehold Mortgage and other sums secured by the Leasehold Mortgage. The balance, if any, shall then be applied as hereinabove provided.

12.7 If the Lessee shall assign to any Leasehold Mortgagee any condemnation Proceeds to which it shall be entitled under the pro visions of this Article, the Department shall recognize such assignment and shall consent to the payment of said Condenmation Proceeds to said assignee as its interest may appear.



ARTICLE 13

NON-DISCRIMINATION

13.1 Lessee agrees to comply with Section 296 of the New York
     State Human Rights Law.

13.2 Specifically, Lessee agrees not to:

13.2.1 Refuse to rent, lease or otherwise deny to or withhold from any person or group of persons such commercial space because of the age of such person or persons; or such land or commercial space because of the race, creed, color, national origin, sex, or disability or marital status of such person or persons.

13.2 Discriminate against any person because of his race, creed, color, national origin, sex, or disability or marital status in the terms, conditions or privileges of the sale, rental or lease of any such land or commercial space or because of his age in relation to such commercial space; or in the furnishing of facilities or services in connection therewith.

13.2. Print or circulate or cause to be printed or circulated any statement, advertisement or publication, or to use any form of application for the purchase, rental or lease of such land or commercial space or to make any record or inquiry in connection with the prospective purchase, rental or lease of such land or commercial space which expresses, directly or indirectly, any limitation, specification or discrimination as to race, creed, color, national origin, sex, or disability or marital status, or in relation to commercial space as to age; or any intent to make any such limitation, specification or discrimination.


ARTICLE 14

GOVERNMENTAL REQUIREMENTS

14.1 The Lessee agrees to observe and obey any and all applicable Federal, State and municipal rules, regulations, laws and building codes and to require its officers, agents, employees, contractors, and suppliers, to observe and obey the same. This provision requires. compliance with the Park's Performance and Development Standards as issued by the Department and Appendix A to this Agreement.

14.2 The Lessee shall procure all licenses, certificates, permits or other authorization from all governmental authorities, if any, having jurisdiction over the Lessee's operations at the Leased Premises which may be necessary for the Lessee's operations thereat.

14.3 The Lessee shall pay all taxes, license, certification, permit and examination fees and excise taxes which may be assessed, levied, exacted or imposed on the Leased Premises or operation hereunder or on the gross receipts or gross income to the Lessee therefrom, and shall make all applications, reports and returns required in connection therewith.
14.4 Lessee agrees to remit Payments in Lieu of Taxes, hereinafter P.I.L.O.T. to the local taxing jurisdictions, hereinafter "Communities" participating in the P.I.L.O.T. program using their normal payment and billing cycle. All evaluations, payments and schedules for P.I.L.O.T. shall be governed by the P.I.L.O.T. Program as adopted by the Department in consultation with the Stewart Airport Commission from time to time during the term of this Agreement. Provided, however, that in no event shall the P.I.L.O.T. payments be more than taxes which would otherwise be payable by the Lessee if the Leased Premises were taxable in the Communities.

14.5 The P.I.L.O.T. Program recognizes that there may be tax abatements and tax exemptions negotiated between the Lessee and the Communities. Non-payment of P.I.L.O.T. within the applicable periods of notice and grace shall be a default under this Agreement.

14.6 Lessee shall establish an escrow account and maintain on deposit adequate funds to pay the P.I.L.O.T. and water and sewer charges, as applicable, to the Town of Newburgh (the "Town"), provided, however, that Lessee shall not be precluded from making any such payment directly to the Town outside of escrow by mutual agreement between the Lessee and the Town, a copy of which agreement shall be given to the Department; in which event, no escrow account need be established.


ARTICLE 15

RIGHTS OF ENTRY RESERVED

15.1 On prior reasonable notice, the Department, by its officers, employees, agents, representatives and contractors shall have the right at all reasonable times to enter upon the Leased Premises for any and all purposes not inconsistent with this Agreement, provided, such action by the Department, its officers, employees, agents, representatives and contractors does not unreasonably interfere with the Lessee's use, occupancy, or security requirements of the Leased Premises.

15.2 Without limiting the generality of the foregoing, the Department, by its officers, employees, agents, representatives, contractors and furnishers of utilities and other services, shall have the right, at its own cost and expense, whether for its own benefit, or for the benefit of others than the Lessee at the Park, to maintain existing utility, mechanical, electrical and other utility systems and on prior/reasonable notice to enter upon the Leased Premises at all reasonable times to make such repairs, replacements or alterations thereto, as may, be necessary or advisable, and from time to time to construct or install over, in or under the Leased Premises such systems or parts thereof and in connection with such maintenance, use the Leased Premises for access to other parts of the Park otherwise not conveniently accessible, provided, however, that in the exercise of such right of access, repair, alteration or new construction, the Department shall not install a utility under or through any building or parking area or effect any existing improvement on the Leased Premises or interfere with the actual use and occupancy of the Leased Premises by the Lessee. It is specifically understood and agreed that the reservation of the aforesaid right by the Department shall not impose or be construed to impose upon the Department any obligation to repair, replace or alter any utility service lines now or hereafter located on the Leased Premises for the purpose of providing utility services only to the Leased Premises.

15.3 In the event that any personal property of the Lessee shall obstruct the access of the Department, its officers, employees, agents or contractors, or the utility company furnishing utility service to any of the existing utility, mechanical, electrical and other systems, and thus shall interfere with the inspection, maintenance or repair of any such system pursuant to
     Section 15.2, the Lessee shall move such property, as reasonably directed by the Department or said utility company, in order that access may be had to the system or part thereof for inspection, maintenance or repair. If the Lessee shall fail to so move such property after direction from the Department or said utility company to do so, the Department or the utility company may move it, and the Lessee hereby agrees to pay the cost of such moving upon demand, and further the Lessee hereby waives any claim against the Department for damages as a result therefrom, except for claims for damages arising from the Department's negligence.

15.4 Exercise of any or all of the foregoing rights in this Article, by the Department, or others under right of the Department, shall not be, nor be construed to be, an eviction of the Lessee, nor be made the grounds for any abatement of rental nor any claim or demand for damages against the Department, consequential or otherwise, except claims for damage to person or property caused by the negligence of the Department.


ARTICLE 16

ADDITIONAL RENTS AND CHARGES

16.1 Except as provided in Section 5.3 (a), in the event the Lessee fails within thirty (30) days after receipt of written notice from the Department to perform or commence to perform with due diligence any obligation required herein to be performed by the Lessee, the Department may enter the Leased Premises (without such entering causing or constituting a cancellation of this Agreement or an interference with the possession of such Leased Premises by the Lessee) and do all things reasonably necessary to perform such obligation, charging to the Lessee the cost and expense thereof, and the Lessee agrees to pay to the Department upon demand such charge in addition to any other amounts payable by the Lessee hereunder, provided, however, that if the Lessee's failure to perform any such obligation endangers the safety of the public or employees or property of the Department, or other tenants of the Park, and the Department so states in its notice to the Lessee, the Department as its sole remedy may perform such obligation of the Lessee at any time after the giving of such notice, and charge to the Lessee the reasonable cost and expense thereof which the Lessee shall pay upon demand.

16.2 If the Department elects to pay any sum or sums or incur any obligation or expense by reason of the failure, neglect or refusal of the Lessee to perform or fulfill any one or more of the conditions, covenants or agreements contained in this Agreement, or as the result of any act or omission of the Lessee contrary to said conditions, covenants or agreements, the Lessee hereby agrees to pay the sum or sums so paid or expense so incurred by the Department as the result of such failure, neglect or refusal of the Lessee, including interest, at the existing prime rate as established by Citibank, N.A. or other major New York Metropolitan Area lending institution of comparable stature together with all reasonable costs, and damages. In such event, the total of such amounts may be added to any installment of rent thereafter due hereunder, and each and every part of the same shall be and become additional rent recoverable by the Department in the same manner and with like remedies as if it were originally a part of the rent provided for in this Agreement.


ARTICLE 17

TERMINATION BY THE DEPARTMENT

17.1 Each of the following shall be deemed a default of the Lessee and a breach of this Agreement.

17.1.1 If any rental or additional rental required by this Agreement to be paid to the Department shall not be paid when due, and such default shall continue for a period of ten (10) days after written notice by the Department to the Lessee specifying the items in default, and shall continue thereafter for a further period of five (5) days after a second notice from the Department to the Lessee which shall specify the items in default, and, in addition, shall state the Department's intention to terminate this Lease by reason of such default or;

17.1.2 The institution of proceedings in bankruptcy against the Lessee; provided, however, that the Lessee may avoid such termination if the petition is dismissed or stayed by appeal within ninety (90) days after the institution thereof; or,

17.1.3 The filing of a petition requesting a court to take jurisdiction of the Lessee or its assets under the provisions of any Federal reorganization act which, if it is an involuntary petition, is not dismissed within ninety (90) days after the institution thereof; or,

17.1.4 The filing of a request for the appointment of a receiver or trustee of the Lessee's assets by a court of competent jurisdiction, which if the request is not made by the Lessee, is not rejected within ninety (90) days after being made, or the request for the appointment of a receiver or trustee of the Lessee's
     asset   by  a  voluntary  agreement  with  the  Lessee's
     creditors.

17.1.5 The default by the Lessee in the performance of any covenant or conditions required to be performed by the Lessee, and the failure of the Lessee to remedy such default for a period of thirty (30) days after receipt from the Department of written notice (except as otherwise provided in Section 5.3(a) above) which shall specify the items in default and, in addition, shall state the Department's intention to terminate this Agreement by reason of such default, or in the case of a default which cannot with due diligence be cured within said thirty (30) day period and Lessee fails to proceed within said thirty (30) day period to cure the same and thereafter to prosecute the curing of such default with due diligence pursuant to a written schedule mutually agreed upon by the Department and Lessee.

17.2 If the Department shall exercise its option to terminate this Agreement upon the Lessee's failure to cure or remedy any default hereunder prior to the expiration of the applicable grace periods, this Agreement shall expire and all of Lessee's rights and interest hereunder shall terminate upon the expiration of the time specified in the Department's notice as if such date were the last date of the leased term, and the Lessee shall then immediately quit and surrender the Leased Premises to the Department, including any and all building erected thereon, and all other improvements, and the Department may enter into or repossess the Leased Premises and the Lessee hereby waives the service of notice of intention to reenter or to institute legal proceedings to that end.

17.3 Notwithstanding the provisions of this Article, the rights of the Department hereunder are subject to the rights of Leasehold Mortgagees to cure pursuant to
     Article 10 hereof.

17.4 Failure by the Department to take any authorized action upon default by the Lessee of any of the terms, covenants or conditions required to be performed, kept and observed by the Lessee shall not be construed to be, nor act as, a waiver of said default nor of any subsequent default of any of the terms, covenants and conditions contained herein to be performed, kept and observed by the Lessee. Acceptance of rentals by the
     Department from the Lessee, or performance by the Department under the terms hereof, for any period or periods after a default by the Lessee of any of the terms,_ covenants and conditions herein required to be performed, kept and observed by the Lessee shall not be deemed a waiver or estoppel of any right on the part of the Department to cancel this Agreement for any subsequent failure by the Lessee to so perform, keep or observe any of said terms, covenants or conditions.

ARTICLE 18

SURRENDER AND RIGHT OF RE-ENTRY

18.1 Upon the cancellation or termination of this Agreement pursuant to the terms hereof, the Lessee agrees peaceably to surrender up the Leased Premises to the Department in the same condition as they are at the time of the commencement of the term hereof, and as they may hereafter be repaired and improved by the Lessee; save and except, (a) such normal wear and tear thereof as could not have been prevented by ordinary and usual repairs and maintenance, (b) obsolescence in spite of repair, and (c) damage to or destruction of the leasehold improvements for which insurance proceeds are received by the Department. Upon such cancellation or termination, the Department may re-enter and repossess the Leased Premises together with all improvements and additions thereto, or pursue any remedy permitted by law for the enforcement of any of the provisions of this Agreement, at the Department's election. Furthermore,
     upon  such  cancellation  or  termination,  and  for   a
     reasonable time thereafter (not exceeding thirty (30) days after such cancellation or termination, and for which period the Lessee will pay to the Department current lease rentals), or during the term of this Agreement, if the Lessee is not in default in rentals or any other charges or obligations due the Department, the Lessee shall have the right to remove its personal property, fixtures and trade equipment which it may have on the Leased Premises, provided that the Lessee repairs all-damages that might be occasioned by such removal, and restore the building and site to the condition above required.

ARTICLE 19

SERVICES TO LESSEE

19.1 The Department covenants and agrees that during the term of this Agreement it will operate the Park as such for the use and benefit of the public, including Lessee, provided, however, that subject to the rights of Lessee, the Department may prohibit or limit any given type, kind, or class of use in the Park if such action is necessary to serve the needs of the public. The Department also agrees to provide and maintain, or cause to be provided and maintained, water and sanitary sewer services in areas designated for utilities or easements adjacent to the Leased Premises for access thereto by the Lessee. The Department reserves the right to transfer the responsibility for maintenance of water to the Town of Newburgh and sanitary sewer services to the Crossroads Sewer District. Any charges related to the Leased Premises shall be paid by the Lessee.

19.2 The Department agrees to provide utilities (water, natural gas, and electric) to a boundary line of the Leased Premises and a finished road as required by law. The water supply will be operated by the Town of Newburgh which has set its design criteria at 2,500 gallons per minute at 20 p.s.i. residual pressure.

19.3 The Lessee will contract with and obtain all required permits from the appropriate departments for any utility services provided by the Department, paying any required connection fees, including those to be paid by owners, and all such services will be provided at rates and on terms and conditions established by the Department for similar users in the Park.

19.4 The Lessee will also contract with the furnishers of all other utilities for the furnishing of such services to the Leased Premises and shall pay for all water, gas, electricity, sanitary sewer service, other utilities, telephone, burglary and fire protection services furnished to the Leased Premises. The Department shall allow the providers of such utilities reasonable access to the boundaries of the Leased Premises for the installation of their utility systems.

19.5 The Department will provide, repair, maintain and replace, or cause to be provided, repaired, maintained or replaced, a paved access road, as required by law, of at least two lanes by extending Governor Drive to the Leased Premises.

19.6 The Department will plow all roads within the Park to the Leased Premises and shall maintain all retention basins and landscaped areas in the Park but outside any leased premises.


ARTICLE 20

SURVIVAL OF THE OBLIGATIONS OF THE LESSEE

20.1 In the event that the Agreement shall have been terminated in accordance with a notice of termination as provided in Article 17 hereof, all the obligations of the Lessee under this Agreement shall survive such termination, re-entry, regaining or resumption of possession and shall remain in full force and effect for the full term of this Agreement, and the amount or amounts of damages or deficiency shall become due and payable to the Department to the same extent, at the same time or times, and in the same manner as if no termination, re-entry, regaining or resumption of possession had taken place. The Department may maintain separate actions each month to recover the damage or deficiency then due or at its option and at any time may sue to recover the full deficiency less the proper discount, for the entire unexpired term of this Agreement.

20.2 The  amount of damages for the period of time subsequent to  termination (or re-entry, regaining or resumption of
     possession)   on   account  of   the   Lessee's   rental
     obligations, shall be the sum of the following:

20.2.1 The amount of the total of all installments of rents as they would have become due had the term of this Agreement not been terminated, less the installments thereof payable prior to the effective date of termination except that the credit to be allowed for the installment payable on the first (1st) day of the month in which the termination is effective shall be prorated for the part of the month the Agreement remains in effect on the basis of the total days in the month;

20.2.2 An amount equal to all reasonable expenses incurred by the Department and not reimbursed in connection with regaining possession, restoring the Leased Premises, acquiring a new lease for the Leased Premises, legal expenses (including but not limited to attorney's fees), putting the Leased Premises in order.

20.3 There shall be credited to the account of the Lessee against its survived obligations hereunder the amount actually received from any lessee, licensee, permittee or other occupier in connection with the use of the said Leased Premises or portion thereof during the balance of the term of use and occupancy as the same is originally stated in this Agreement, the market value of the occupancy of such portion of the Leased Premises as the Department may itself during such period actually use and occupy. No such use and occupancy shall be or be construed to be an acceptance of a surrender of the Leased Premises, nor shall such use and occupancy constitute a waiver of any rights of the Department hereunder. The Department will use its best efforts to mitigate damages to Lessee under this Article.


ARTICLE 21

USE SUBSEQUENT TO CANCELLATION OR TERMINATION

21.1 The Department, upon termination or cancellation pursuant to Article 19 hereof, may occupy the Leased
     Premises or may enter into an agreement with another lessee and shall have the right to permit any person, firm or corporation to enter upon the Leased Premises and use the same. Such use may be of part only of the Leased Premises or of the entire Leased Premises, together with other premises, and for a period of time the same as or different from the balance of the term hereunder remaining, and on terms and conditions the same as or different from those set forth in this Agreement.

21.2 The Department shall also, upon said termination or cancellation, or upon said re-entry, regaining or resumption of possession, have the right to repair and to make structural or other changes in the Leased Premises, including changes which alter its character and the suitability thereof for the purposes of the Lessee under this Agreement, without affecting, altering or diminishing the obligations of the Lessee hereunder, provided, that any structural changes shall not be at Lessee's expense.


ARTICLE 22

NOTICES

22.1 All notices, consents and approvals required or desired to be given by the parties hereto shall be given in writing by certified mail, postage prepaid, return receipt requested, and shall be deemed given when received at the recipient's notice address. Notice that starts the running of a time period and is delivered on a non-business day shall be deemed delivered on the next business day, if left at the notice address, or the next business day on which it is redelivered if it is not left at the notice address.

22.2 The notice addresses of the parties are as follows:

To the   Department:              N.Y.State   Department   of
     Transportation
                         Building 138
                         Stewart International Airport
                         Newburgh, NY 12550

                         and

                         Manager
                         Industrial Park Building
                         138 Stewart International Airport
                         Newburgh, NY 12550

The Lessee:                   The Edgewater Stewart Company
                         c/o The Hilton Tower
                         465 South Salina Street
                         Syracuse, NY 13202-2487
Attention: Thomas R. Kennedy

With a copy to:               Bond, Schoeneck & King
                         One Lincoln Center
                         Syracuse, NY 13202-1355
                         Attention: Stephen L. Johnson, Esq.

Such addresses shall be subject to change from time to time to such other addresses as may have been specified in written notice given by the intended recipient to the sender.


ARTICLE 23

HOLDING OVER

23.1 No holding over by the Lessee after the termination of this lease shall operate to extend or renew this lease for any further term whatsoever; but the Lessee will by such holding over become the tenant at will of the Department and after written notice by the Department to vacate such premises, continued occupancy thereof by the Lessee shall constitute the Lessee a trespasser.

23.2 Any holding over by the Lessee beyond the thirty (30) day period permitted for removal of fixtures without the written consent of the Department shall make the Lessee liable to the Department for damages equal to double the rentals provided for herein and which were in effect at the termination of the Agreement.

23.3 All insurance coverage that the Lessee is required under the provisions hereof to maintain in effect shall continue in effect for so long as the Lessee, or any of the Lessee's subleases or tenants occupy the Leased Premises or any part thereof.


ARTICLE 24

INVALID PROVISIONS

24.1 The invalidity of any provisions, articles, paragraphs, portions, or clauses of this agreement shall have no effect upon the validity of any other part or portion hereof, so long as the remainder shall constitute an enforceable agreement.


ARTICLE 25

MISCELLANEOUS PROVISIONS

     Remedies to be Nonexclusive.

25.1 All remedies provided in this Agreement shall be deemed cumulative and additional and not in lieu of, or exclusive of, each other, or of any other remedy available to the Department, or the Lessee, at law or in equity, and the exercise of any remedy, or the existence herein of any remedies or indemnities shall not prevent the exercise of any other remedy.
     Non-Waiver of Rights.

25.2 The failure by either party to exercise any right, or rights accruing to it by virtue of the breach of any covenant, condition or agreement herein by the other party shall not operate as a waiver of the exercise of such right or rights in the event of any subsequent breach by such other party, nor shall such other party be relieved thereby from its obligations under the terms hereof.

     Force Majeure.

25.3 Neither party shall be deemed in violation of this Agreement if it is prevented from performing any of its obligations hereunder by reason of labor disputes, acts of God, acts of the public enemy or superior governmental authority, provided, however, that this section shall not excuse Lessee from paying the rentals herein specified provided further however, that if the right of the Lessee to receive rental payments pursuant to any approved sublease has been abated as a result thereof, the rental otherwise payable hereunder shall be reduced by an amount the Department determines is reasonable in proportion to the abatement of the rentals otherwise payable under said subleases.

     Non-liability of Individuals.

25.4 No agent or employee of either party hereto shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or of any supplement, modification or amendment to this Agreement because of any breach thereof.

     Quiet Enjoyment.

25.5 The Department covenants that as long as the Lessee is not in default of any provision of this Agreement, the Lessee shall and may peaceably and quietly have, hold and enjoy the Leased Premises exclusively to it and the rights appurt enant to the Leased Premises granted in this Agreement during the term hereof unless sooner canceled as provided in this Agreement.

     Estoppel Certificate.

25.6 At the request of the Lessee, the Department shall from time to time execute and deliver a written statement identifying it as the lessor under this Lease and certifying: (i) the documents that then comprise this Lease, (ii) that this Lease is in full force and effect, (iii) the then current annual amount of rent and the date through which it has been paid, (iv) the expiration date of this Lease, (v) that no amounts are then owed by the Lessee to the Department (or, if amounts are owed, specifying the same) and (vi) to the knowledge of the Department, there are not defaults by the Lessee under this Lease or any facts which but for the passage of time, the giving of notice or both would constitute such a default. The party acquiring the lessee's interest in the Lease shall be entitled to rely conclusively upon such written statement.



     Short Form of Lease.

25.7 This Lease shall not be recorded, but at the request of either party, the other shall execute a memorandum or short form of lease for recording.

     General Provisions.

25.8 Lessee  shall not use, or permit the use of, the  Leased
     Premises, or any part thereof, for any purpose or use other than those authorized by this Agreement.

25.9 This Agreement shall be performable and enforceable in Orange County, New York, and shall be construed in accordance with the laws of the State of New York.

25.10      This  Agreement is made for the sole and exclusive
     benefit   of  the  Department  and  the  Lessee,   their
     successors and assigns, and is not made for the benefit of any third party.

25.11 In the event of any ambiguity in any of the terms of this Agreement, it shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

25.12 All covenants, stipulations and agreements in this Agreement shall extend to and bind each party hereto, its legal representatives, successors and assigns.

25.13 The titles of the several articles of this Agreement are inserted herein for convenience only, and are not intended and shall not be construed to affect in any manner the terms and provisions hereof, or the interpretation or construction thereof.

25.14 Nothing herein contained shall create or be construed to creating a co-partnership or joint venture between the Department and the Lessee or to constitute the Lessee an agent of the Department. The Department and the Lessee each expressly disclaim the existence of such a relationship between them.

25.15 The Department, or any successor in interest to the Department, shall look solely to the Lessee's interest in the leasehold estate and Lessee's improvements thereon for the satisfaction of the remedies of the Department in the event of a breach by the Lessee of any of the covenants or conditions of this Agreement except for the covenants and conditions of Article 9, hereof, which are not to be so limited.


ARTICLE 26

SUPPLEMENTARY PROVISIONS

26.1 This  Agreement  is  subject  and  subordinate  to   the
     following:

26.1.1 The Department reserves the right to develop and improve the Park without interference or hindrance by or on behalf of the Lessee. Accordingly nothing contained in this Agreement shall be construed to obligate the Department to relocate the Lessee.

26.1.2 The Department reserves the right to take such action it considers necessary to protect the aerial approaches to the Airport against obstruction, together with the right to prevent Lessee from erecting or permitting to be erected any building or other structure in the Park which, in the opinion of the Department, would limit the usefulness of the Airport or constitute a hazard to aircraft.

26.1.3 During the time of war or national emergency, the Department shall have the right to lease all or any part of the landing area or of the Park to the United States for military use, and if any such lease is executed, the provisions of this Agreement insofar as they may be inconsistent with the provisions of such lease to the Government, shall be suspended, but such suspension shall not extend the term of this Agreement. Abatement of rentals shall be reasonably determined by the Department and Lessee in proportion to the degree of interference with the Lessee's use of the Leased Premises.

26.1.4 Except to the extent required for the performance of any obligations of the Lessee hereunder, nothing contained in this Agreement shall grant to the Lessee any rights whatsoever in the airspace above the
     Leased Premises other than those rights which are subject to Federal Aviation Administration rules, regulations and orders currently or subsequently effective.


ARTICLE 27

ENTIRE AGREEMENT

27.1 This Agreement consists of Articles 1 to 27 inclusive, and Article AA, Appendices A and B, and Exhibits A, B-1,
     B-2 and C and Schedule A.

27.2 It constitutes the entire agreement of the parties hereto and may not be changed, modified, discharged or extended except by written instrument duly executed by the Department and the Lessee. The parties agree that no representations or warranties shall be binding upon the Department or the Lessee unless expressed in writing in this Agreement of Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.

                         THE NEW YORK STATE DEPARTMENT OF
                         TRANSPORTATION

Attest:/S/Diane M Gorman      By:/s/


                         THE EDGEWATER STEWART COMPANY

Attest:/s/Stephen L. Johnson  By:/s/    Thomas R. Kennedy

                  TENANT'S ACKNOWLEDGEMENT

STATE OF NEW YORK       )
                    ) SS.:
COUNTY OF ONANDAGA       )


On this 26th day of February, 1988, before me personally came Thomas R. Kennedy to me known, and known to me to be a member of the firm of The Edgewater Stewart Company, a general partnership duly established and existing under the laws of the State of New York, the person described in and who executed the within instrument on behalf of said firm, and he acknowledged to me that he executed the same in behalf of said firm for the purposes herein mentioned.





/s/Stephen L. Johnson
Notary Public, County of Onandaga



    CERTIFICATE OF AUTHORITY


  I, Thomas R. Kennedy certify that I am a general partner of the firm of The Edgewater Stewart Company, a general partnership duly established and existing in the State of New York, named in the foregoing agreement; that Thomas R.
Kennedy who signed said agreement was, at the time of execution, general partner of the firm.


                         /s/Thomas R. Kennedy



STATE OF NEW YORK        )
                    )  SS.:
COUNTY OF ONONDAGA       )

On this 26th day of February, 1988, before me personally came Thomas R. Kennedy to me known, and known to me to be a member of the firm of The Edgewater Stewart Company, a general partnership duly established and existing under the laws of the State of New York, the person described in and who executed the within instrument on behalf of said firm, and he acknowledged to me that he executed the same in behalf of said firm for the purposes herein mentioned.



                         /s/Stephen L. Johnson
                         Notary Public, County of Onondaga



                         ARTICLE AA

              Disbursement of Deposited Moneys

AA.1 All  sums of the character referred to in Article 8  and
     12 (hereinafter referred to as 'Deposited Sums") paid to or deposited with a bank or trust company or paid to the first Leasehold Mortgagee (herein called the "Depositary"), shall be promptly disbursed in the manner hereinafter provided.

AA.2 From   time   to   time  as  any  restoration,   repair,
     replacement  or  rebuilding  of  any  buildings  or  any
     portion  thereof damaged or destroyed  by  fire  or  any
     other cause, or not taken in a proceeding of the character described in Article 8, progresses (hereinafter collectively referred to as the "Work"), disbursement of any moneys of the character referred to in the Article shall be made upon receipt by the Depositary of the following:

     (a) A certificate signed by an architect or engineer licensed in the State of New York selected by Lessee who shall be reasonably satisfactory to the Department and also signed by Lessee, dated not more than thirty (30) days prior to the application for such disbursement, setting forth in substance the following:

     (i) That the sum then requested to be disbursed either has been paid by Lessee or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered and furnished certain labor and materials for the Work; giving a brief description of such services and materials and the principal subdivisions or categories thereof and the amounts so paid or due to each of said persons in respect thereof, and stating the progress of the Work up to the date of said certificate.

     (ii) That the sum then requested to be disbursed, plus all sums previously disbursed, does not exceed the cost of the Work as actually accomplished up to the date of such certificate and that the balance of the Deposited
     Sums  will  be  sufficient  to  pay  in  full  for   the
     completion of the Work, or the Department shall have received other assurances reasonably satisfactory to it of payment in full for completion thereof.

     (iii) That no part of the cost of their services and material described in the foregoing clause (i) of this paragraph (a), in any previous or then pending application, has been or is being made the basis for the disbursement of any part of the Deposited Sums or has been paid out of insurance moneys not required to be paid to the Depositary; and

     iv) That except for the amounts, if any, stated in said certificate pursuant to the foregoing clause (i) of this paragraph to be due for services or materials, there is no outstanding indebtedness known to the person signing the certificate, after due inquiry, which is then due and payable for work, labor, services and materials in connection with the Work, which, if unpaid, might become the basis for a vendor's, mechanics, laborer's or materialman's statutory or similar lien upon Lessee's leasehold estate or Lessee's or the Department's interest in the leased premises or any part thereof.

     (b) A certificate signed by Lessee, dated not more than thirty (30) days prior to the application for such disbursement, setting forth in substance that, to the best knowledge of Lessee, after due inquiry,

     (i) All materials and all property described in the certificate furnished pursuant to clause (i) of the foregoing paragraph (a) and every part thereof, are free and clear of all liens and encumbrances, except such as may secure indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate, which liens and encumbrances will be discharged upon payment of such indebtedness and encumbrances to which this Lease is subject; and

     (ii) That no event of default has occurred which has not been remedied.

     (c) An official search, a certificate of title company or other evidence reasonably satisfactory to the Department showing that there has not been filed with respect to Lessee's leasehold estate of Lessee's or the Department's interest in the leased premises or any part thereof any vendor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be disbursed. Upon compliance with the foregoing pro-visions of this Section AA.2 the Depositary shall, out of the Deposited Sums, disburse to the persons named in the certificate pursuant to the foregoing clause (i) of paragraph (a) the respective amounts stated in said certificate to be due to them and/or shall disburse to Lessee the amount stated in said certificate to have been paid by Lessee.

     At any time after the completion, in full, of the Work, the whole balance of Deposited Sums not theretofore disbursed pursuant to the foregoing provisions of this Section AA.2 shall be disbursed to Lessee, upon receipt by the Depositary of (a) a certificate signed by Lessee, dated not more that thirty (30) days prior to the application for such disbursement, setting forth in substance the following to the best knowledge of Lessee, after due inquiry, (i) that the Work has been completed in full; (ii) that all amounts which Lessee is or may be entitled to have disbursed under the foregoing provisions of this Section AM on account of services rendered or materials furnished in connection with the Work have been disbursed under said provisions; (iii) that all amounts for whose payment Lessee is or may become liable in respect of the Work have been paid in full except to the extent, if any, of any retainage shall be applied to the final payments of the amounts due and (iv) that no event of default has occurred which has not been remedied and (b) an official search or a certificate of a title company reasonably satisfactory to the Department showing that there has not been filed with respect to Lessee's leasehold estate or Lessee's or the Department's interest in the leased premises or any part thereof, any vendor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record.

AA.3 If  an  event  of  default shall have  occurred  and  be continuing beyond any applicable grace periods, prior to the disbursement of the Deposited Sums or any part thereof, the Department may notify the Depositary thereof, and thereupon the Depositary shall have no further right or obligation to disburse any of the deposited Sums to Lessee, but shall disburse the same in accordance with the requirements of Section AA.2 to or for the account of the Leasehold Mortgagee in accordance with the provisions of Article 10 hereof.

AA.4 The Department and Lessee agree that the Depositary shall have the right to deduct from the Deposited Sums, prior to any disbursement thereof pursuant to Section AA.2, its reasonable charges for acting as Depositary hereunder.

AA.5 The  balance remaining of Deposited Funds, if any, after disbursement in accordance with this Article shall be paid to the first leasehold mortgagee to be applied to the mortgage debt, or if there is no leasehold mortgagee, to the Department, to be applied to the rent payable hereunder.

AA.6 The  depositary  shall pay a penalty of Chase  Manhattan
     Bank's prime rate on all sums not disbursed in accordance with this Article to the party entitled thereto within ten (10) days after said depositary's receipt of all documents required to be submitted to it hereunder.

AA.7 In the event Lessee shall elect, under the provisions of
     Section 8.2.2 of the Agreement, not to repair or reconstruct the improvements the Depositary shall disburse the Deposited Funds in accordance with the provisions of Section 8.6 of the Agreement.


























                         APPENDIX A

      STANDARD CLAUSES FOR ALL NEW YORK STATE CONTRACTS

                Addendum to Contract Between

The New York State Department of Transportation (The "State")

                             and

      The Edgewater Stewart Company (The 'Contractor")

                        Contract No.


     The parties to the attached contract, license, lease, or other agreement of any kind(hereinafter, the "contract") agree to be bound by the following clauses which are hereby made a part of said contract:

1. EXECUTORY CLAUSE. In accordance with Section 41 of the State Finance Law, this contract shall be deemed executory only to the extent of money available to the State for the performance of this contract and no liability shall be incurred by the State of New York beyond moneys available for this contract.

2. NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this contract may not be assigned by the contractor or its right, title or interest therein assigned, transferred, conveyed, sublet or disposed of without the previous consent, in writing, of the State.

3. COMPTROLLER'S APPROVAL. In accordance with Section 112 of the State Finance Law, no contract at or above the statutory amount or amendment thereto shall be valid, effective or binding upon the State until it has been approved by the State Comptroller and filed in his office. Contractors commencing performance of any such contract or amendment before it has been approved by the State Comptroller do so at their own risk.

4.    WORKERS'  COMPENSATION  BENEFITS.  In  accordance  with
Section 142 of the State Finance Law, this contract shall be void and of no force and effect unless the contractor shall provide and maintain coverage for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

5. NON-DISCRIMINATION REQUIREMENTS. The contractor will not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, age, disability or marital status. Furthermore, in accordance with
Section 220-e of the Labor Law, if this is a contract for the construction, alteration or repair of any public building or public work or for the manufacture, sale or distribution of materials, equipment or supplies, and to the extent that this contract shall be performed within the State of New York, contractor agrees that neither it nor its subcontractors shall, by reason of race, creed, color, disability, sex or national origin: (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee hired for the performance of work under this contract. Contractor is subject to the sanctions of Section 220-e for any violation thereof, including possible termination of this contract and forfeiture of all moneys due hereunder for a second or subsequent violation.

6. WAGE AND HOURS PROVISIONS. If this is a public work contract covered by Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither contractor's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated therein, except as otherwise provided in the Labor Law. Furthermore, contractor and its subcontractors must pay at least the prevailing wage rate, as determined by the State Labor Department in accordance with the Labor Law.

7.    NON-COLLUSIVE BIDDING REQUIREMENT. In  accordance  with
Section 139-d of the State Finance Law, if this contract was awarded based upon the submission of bids, contractor warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition. Contractor further warrants that an authorized and responsible person has executed and delivered to the State a non-collusive bidding certification on contractor's behalf.

8.    INTERNATIONAL BOYCOTT PROHIBITION. In  accordance  with
Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this contract exceeds the statutory amount in Section 139-h of the State Finance Law, the contractor agrees, as a material condition of the contract, that neither the contractor nor any substantially owned or affiliated person, firm, partnership or corporation has participated, is participating, or shall participate in an international boycott in violation of federal laws or regulations thereunder. If such contractor, or any of the aforesaid affiliates or contractor, is convicted or is otherwise found to have violated A-3 said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to the contract's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The contractor shall so notify the State Comptroller within five
(5) business days of such conviction, determination or disposition of appeal (2 NYCRR 105.4).

9. SET-OFF RIGHTS. The State shall have all of its common law rights of set-off. These rights and powers shall include, but not be limited to, the State's option to withhold for the purposes of set-off any moneys due to the contractor under this contract up to any amounts due and owing to the State with regard to this contract, any other contract with any State department or agency, including any contract for a term commencing prior to the term of this contract, or amounts due and owing to the State for any other reason.

10. RECORD-KEEPING REQUIREMENT. The contractor shall maintain accurate books, records, documents, accounts and other evidence directly pertinent to performance under this contract for a period of six (6) years following the termination of this contract and any extensions thereto. The State Comptroller and Attorney General or any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this contract, shall have access to such records during the contract term, extensions thereof and said six (6) year period thereafter for the purposes of inspection, auditing and copying.

11. CONFLICTING TERMS. In the event of a conflict between the terms of the contract and the terms of this Appendix A, the terms of this Appendix A shall control.

12. GOVERNING LAW. This contract shall be governed by the laws of the State of New York.

13. LATE PAYMENT. Timeliness of payment and any interest to be paid to contractor for late payment shall be governed by
Article XI-A of the State Finance Law.

14. NO ARBITRATION. Disputes involving the breach or alleged breach of this contract may not be submitted to binding arbitration (except where statutorily authorized) but must, instead, be heard in a court of competent jurisdiction of the State of New York.


                         /s/thomas R. Kennedy
                         Signature of Contractor
                         or Contractor's Authorized
                         Representative


                         Printed or Typed Name

                         Partner
                         Title

                         26 February 88
                         Date



























                                                   APPENDIX B

Construction by Lessee

1. The Lessee agrees to construct on the space shown on Exhibits B-1 and B-2 the following facilities;

1.1 approximately 57,200 square feet of light industrial space; and

1.2 paving to accommodate auto and over the road truck parking spaces,

1.3 together with the grading of the ground area contained within the Space and the installation on or in the Space of such utilities as may be appropriate or necessary for the utilization of the Space for the purposes the Lessee is permitted to use the same.

2. Prior to the commencement of construction of the facilities set forth in Section 1 above, or any part thereof, Lessee shall submit to the Department complete plans and specifications for such proposed construction within 90 days of the effective date of this Agreement. Such plans and specifications shall be signed and sealed by a registered architect or a professional engineer licensed to practice in the State of New York.

3.    The Department may refuse to grant approval if, in  its
reasonable opinion, the proposed facilities as laid  out  and
indicated   by  the  Lessee  on  such  plans  or  constructed
according to such plans and specifications:

3.1 will be structurally unsound or unsafe or hazardous for human occupancy or improper for the use and occupancy for which it is designed;

3.2 will not comply with all the requirements of this Agreement;

3.3 will be in violation of any State code, OSHA-70, the National Electric Code or any other law, ordinance of regulation of any governmental authority having jurisdiction over the Airport;

3.4 will not be at locations or not be oriented in accordance with the approved comprehensive plans for the Park.

4. Upon approval of such plans and specifications by the Department the Lessee shall proceed expeditiously and with all reasonable diligence to construct, at its own cost and expense, the facilities in accordance with such approved plans and specifications and complete the facilities in accordance with the time limit set forth above.

4.1 The Lessee or the Lessee's construction contractor shall furnish the Department Letters of Credit in a sum equal to the estimated cost of construction, in a form and with sureties satisfactory to the Department, for the faithful performance by the Lessee of its construction obligations contained in this Agreement and for the guarantee of payment of all claims of materialmen, workmen and subcontractors. The Lessee shall deliver such Letters of Credit to the Department prior to commencement of construction or within (30) days after the award by Lessee of construction contract or contracts, which ever occurs first. 5. All construction work shall be done in accordance with the following terms and conditions:

5.1 The Lessee hereby assumes the risk of loss or damage to all of the construction work prior to the completion thereof and the risk of loss or damage to all property of the Department arising out of or in connection with the performance of the construction work. In the event of such loss or damage, the Lessee shall forthwith repair, replace and made good the construction work and the property of the Department without cost or expense to the Department.

5.2 The Lessee shall itself and shall also require its contractors to indemnify and hold harmless the Department, the Park Manager, and their officers, agents and employees from and against all claims and demands, just or unjust, of third persons (including employees, officers, and agents of the Department) arising or alleged to arise out of the performance of the construction work and for all expenses, (whether or not such claims, demands, causes of action, liabilities etc, are made or asserted before or after termination or expiration of this agreement) incurred by it and by them in the defense, settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, direct or consequential, (to include reasonable attorneys and other professional fees) whether they arise out of or from the acts or omissions of the Lessee, of any contractors of the Lessee, of the Department or of third person, or from acts of God or of the public enemy, or otherwise excepting only claims and demands which result solely from negligent acts done by the Department, its subsidiaries, its officers, agents and employees subsequent to the commencement of the construction work.

5.3 The Lessee shall furnish a project manager during the construction period with whom the Department may communicate at all times.

5.4 The Department shall have the right, through its duly designated representatives, to inspect the construction work and the plans and specifications thereof, at any and all reasonable times during the progress thereof and from time to time, in its discretion, to take samples and perform testing on any part of the construction work, but the taking of samples and testing shall be conducted so as to minimize interference with the construction work. If such minimization of impact can be accomplished without diminishing the effectiveness of accuracy of the samples and or tests.

5.5  The   Lessee  agrees  that  it  shall  deliver  to   the
     Department "as-built" drawings (capable of being reproduced) of the construction work and shall during the term of this
     Agreement keep said drawings current   showing thereon any
     changes or modifications which may be made. (No changes or modifications to be made without the Department's consent not to be unreasonably withheld or delayed.)

5.6 The Lessee shall pay or cause to be paid all claims lawfully made against it by its contractors, subcontractors, materialmen and workmen, and all claims lawfully made against it by other third persons arising out of or in connection with or because of the performance of the construction work, and shall cause its contractors and subcontractors to pay all such claims lawfully made against them, provided, however, that nothing herein contained shall be construed to limit the right of the Lessee to contest any claim of a contractor, subcontractor, materialman, workman and/or other person and no such claim shall be considered to be an obligation of the Lessee within the meaning of this Section unless and until the same shall have been finally adjudicated. The Lessee shall use its best efforts to resolve any such claims and shall keep the Department fully informed of its actions with respect thereto.

5.7 The Lessee shall procure and maintain comprehensive general liability insurance, including automotive, with a contractual liability endorsement covering the obligations
     assumed by the Lessee in Section 5.2   of this Appendix,
     which shall be in addition to all policies of insurance otherwise required under this Agreement or the Lessee may provide such insurance by requiring each contractor engaged by it for the construction work to procure and maintain such insurance including such contractual liability endorsement, said insurance not to contain any care, custody or control exclusions, any exclusion for explosions, collapses or damage to bodily injury to or sickness, disease, or death of any employee of the Lessee or of any of its contractors which would conflict with or in anyway impair coverage under the contractual liability endorsement. Said insurance shall name the Department, the Park Manager and their agents as an additional insureds and be in not less than the following amounts:

     (i)  Bodily Injury Liability:

          For injury to or wrongful death
          to one person                      $1,000,000

          For injury or wrongful death or
          more than one person for any
          one occurrence                     $5,000,000

          Aggregate Products Completed
          Operations                              $39000,000

     (ii) Property Damage Liability:

          For all damages arising out of
          injury to or destruction of property
          in any one occurrence                   $3,000,000

          Aggregate Products Completed
          Operations                              $3,000,000

          Aggregate Operations                    $3,000,000

          Aggregate Productive                    $3,000,000

          Aggregate Contractual                   $3,000,000

     The insurance required hereunder shall be maintained in effect during the performance of the construction work. A certified copy of each of the policies or a certificate or certificates evidencing the existence thereof, or binders, shall be delivered to the
     Department at least fifteen (15) days prior to the commencement of any work. In the event any binder is delivered, it shall be replaced within thirty (30) days by a certified copy of the policy or a certificate. Each such copy or certificate shall contain a valid provision or endorsement that the policy certificate shall contain a valid provision or endorsement that the policy may not be canceled, terminated, changed or modified without giving thirty (30) days' written advance notice thereof to the Department.

5.8 The Lessee shall procure and maintain or cause to be procured and maintained Builder's Risk Completed Value Insurance covering the construction work during the performance thereof including material delivered to the construction site but not attached to the realty in an amount and form satisfactory to the Department. Such insurance shall name the Department, the Lessee and its contractors and subcontractors as additional assureds and such policy shall provide that the loss shall be adjusted with and payable to the Lessee. Such proceeds shall be used by the Lessee for the repair, replacement or rebuilding of the construction work. The policies or certificates representing this insurance shall be delivered by the Lessee to the Department prior to the commencement of construction and each policy or certificate delivered shall bear the endorsement of or be accompanied by evidence of payment of the premium thereon and, also, a valid provision obligating the insurance company to furnish the Department fifteen (15) days' advance notice of the cancellation, termination, change or modification of the insurance evidenced by said policy or certificate.

5.9 Nothing contained herein shall grant or be deemed to grant to any contractor, architect, supplier, subcontractor or any other person engaged by the Lessee of any of its contractors in the performance of any part of the construction work any right of action or claim against the Department, its officers, agents and employees with respect to any work any of them may do in connection with the construction work.

5.10 Nothing contained herein shall create or be deemed to create any relationship between the Department and any such contractor, architect, supplier, subcontractor or any other person engaged by the Lessee or any of its contractors in the performance of any part of the construction work and the Department shall not be responsible to any of the foregoing for any payments due or alleged to be due thereto for any work performed or materials purchased on connection with the construction work.

5.11 When the construction work is substantially completed and is ready for use by the Lessee, the Lessee shall advise the Department to such effect and shall deliver to the Department a certificate of completion by a registered architect or professional engineer licensed to practice in the State of New York certifying that such construction work has been constructed in accordance with the approved plans and specifications and the provisions of this Agreement and in compliance with all applicable laws, ordinances and governmental rules, regulations and orders. All risks thereafter with respect to the construction and installation of the same and any liability therefor for negligence or other reason shall be borne by the Lessee. The Lessee shall not use or permit the use of the construction work for the purposes set forth in this Agreement until such certificate is received by the Department. The date of delivery of the certificate to the Department shall constitute the Completion Date for the purposes of this Agreement.

                    Exhibits B-I And B-2



                     LESSEE'S SITE PLANS



     Annexed hereto as separate documents are Lessee's site plans SP-1, dated November 10, 1987 and revised February 3, 1988, and SP-2 dated November 10, 1987 and revised February 9, 1988, both of which are initialed by the Department and Lessee.












































                          Exhibit C


          NON-DISTURBANCE AND ATTORNMENT AGREEMENT


    THIS AGREEMENT, dated as of the _____ day of ___________, _____ by and among THE STATE OF NEW YORK acting by and through it's Department of Transportation (hereinafter called _____________"Department"),___________ a New York corporation (hereinafter called ("Tenant") and __________ (hereinafter called "Subtenant")


                         WITNESSETH:

   WHEREAS, Department and Tenant have entered into a certain land lease agreement dated March _____,____ (the "Agreement") covering premises located in The Industrial Park at Stewart International Airport, Newburgh, New York 12550 ("the Premises') as more particularly described in Exhibit "A" attached hereto and made a part hereof; and

    WHEREAS, Tenant and Subtenant have entered into a certain sublease agreement (the "Sublease") dated ______, ____ for a portion of the lands and premises described in Exhibit "A" hereinbefore referred to, said portion being more particularly described in Schedule 8 attached hereto and made a part hereof; and

    WHEREAS, the parties hereto desire to assure Subtenant of continued occupancy of the Premises under the terms of the Sublease, in the event of default in or termination of the Agreement.

    NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged and in consideration of the mutual promises and covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

    1. In the event the Department takes possession of the Premises as a result of summary eviction, foreclosure or otherwise, Department agrees not to affect or disturb Subtenant's right to possession of the Premises under the Sublease in the exercise of Department's rights under the Lease so long as Subtenant is not in default under any of the terms, covenants, or conditions of the Sublease.

    2. In the event that Department takes possession of the Premises as result of any action or proceeding as set forth above, or otherwise succeeds to the interest of Tenant under the Sublease, Department and Subtenant, after ten (10) days written notice by Department of Subtenant, hereby agree to be bound to one another under all of the terms, covenants and conditions of the Sublease; accordingly; from and after such event, the Department and Subtenant shall have the same remedies against one another for the breach of any agreement contained in the Sublease as Tenant and Subtenant had before the Department succeeded to the interest of Tenant.



    3. All notices given under any of the provisions of this Agreement shall be deemed to have been duly given if mailed by certified mail, return receipt requested, as follows:

   TO DEPARTMENT:


   TO TENANT:


   TO SUBTENANT:


    4. This Agreement represents the entire agreement of the parties hereto. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

    5. This Agreement shall inure to the benefit of any be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers the day and year first above written.

ATTEST:                       THE STATE OF NEW YORK


                              By:

ATTEST:




ATTEST:                       TEMAMT


                              By:

















                         SCHEDULE A


    The Lessee agrees to indemnify, save and hold harmless, the Department (its officers, agents, servants and employees) of and from any and all costs, liability, damage and expense (including costs of suit and reasonable expenses of legal services) claimed or recovered, justly or unjustly, falsely, fraudulently or frivolously, by any person, firm or corporation by reason of injury to, or death of, any person or persons, including Department personnel and damage to, destruction or loss of use of any and all property, including Department property, arising from, or resulting from, any operations, works, acts or omissions of Lessee, its agents, servants, employees, contractors, sublessees or tenants. In any case in which such indemnification would violate Sections 5-321.1 or 5-322.1 of the New York General Obligations Law, or any other applicable legal prohibition, the foregoing provisions concerning indemnification shall not be construed to indemnify the Department, its officers, employees or agents for damage arising out of bodily injury to persons or damage to property caused by or resulting from the negligence of the Department, its officer, employees or agents. Upon the filing with the Department by anyone of a claim for damages arising out of incidents for which the Lessee herein agrees to indemnify and hold the Department harmless, the Department shall notify the Lessee of such claim and in the event that the Lessee does not settle or compromise such claim, then the Lessee shall undertake the legal defense of such claim both on behalf of the Lessee and behalf of the Department. It is specifically agreed, however, that the Department at its own cost and expense, may participate in the legal defense of any such claim. Any judgment, final beyond all possibility of appeal, rendered against the Department for any cause for which the Lessee is liable hereunder shall be conclusive against the Lessee as to liability and amount upon the expiration of the time for appeal.

    Lessee shall, at its own cost and expense, take out and maintain such insurance for the term of this Agreement as the Lessee is required under the Workers' Compensation Act; and also take out and maintain such public liability as will protect the Lessee, the Department and its Park Manager from any claims for damage to persons, property, etc., arising out of, occurring or caused by operations under this Agreement by the Lessee or otherwise arising out of this Agreement. The policy will provide the amounts of insurance specified in this Schedule A. Upon execution of this Agreement, certificates of insurance in form acceptable to the Department should be submitted to the Department. Each certificate shall have endorsed thereon:

-    A  clause  naming New York State and it's Department  of
     Transportation and the Park Manager (currently Lockheed Air
     Terminal of New York) as additional insureds under the policies.

- "No cancellation or change in the policy shall become effective until after thirty (30) days notice by registered mail to the Park Manager, 1035 First Street, Stewart
     International Airport, Newburgh New York 12550.

    "Upon failure of Lessee to furnish, deliver and maintain such insurance as above provided, the Department may obtain such insurance and charge Lessee as additional rental, the cost of the insurance plus all appropriate administrative charges and incidental expenses associated with the transaction. Failure of Lessee to take out and/or maintain, or the taking out and/or maintenance or any required insurance shall not relieve Lessee from any liability under this Agreement, nor shall the insurance requirements be construed to conflict with the obligations on Lessee concerning indemnification.

    All required insurance must be in effect and so continue during the life of this Agreement in not less than the following amounts:

A. Workers' Compensation Unlimited - Statutory - in compliance with the Compensation Law of the State of New
  York.

B. General Liability Insurance with a maximum combined single limit of $15,000,000 per occurrence. This insurance shall indicate on the Certificate of Insurance the following coverages:

  1.   Premises - Operations
  2.   Independent Contractor and Subcontractors
  3.   Products and Completed Operations
  4.   Broad Form Contractual

C. Disability Benefits: The Contractor shall provide proof of compliance with the Disability Benefits Law.

    Location  of operation shall be "All locations in  Orange
County, New York".

    Nothing herein contained shall prevent the Lessee from taking out any other insurance for protection of its interest which it deems advisable or necessary.